                                                             Exhibit (c)

                          AGREEMENT AND PLAN OF MERGER

                                   DATED AS OF

                                FEBRUARY 1, 1998

                                      AMONG

                         FABRI-CENTERS OF AMERICA, INC.

                          FCA ACQUISITION CORPORATION,

                                       AND

                             HOUSE OF FABRICS, INC.

                                TABLE OF CONTENTS


 ARTICLE I               THE TENDER OFFER AND MERGER...................................................1
SECTION 1.01.            Tender Offer..................................................................1
SECTION 1.02.            The Merger....................................................................4
SECTION 1.03.            Conversion of Shares..........................................................5
SECTION 1.04.            Surrender and Payment.........................................................6
SECTION 1.05.            Company Options; Series B Warrants............................................7
SECTION 1.06.            Shares of Dissenting Stockholders.............................................8

ARTICLE II               THE SURVIVING CORPORATION; THE PARENT
                         DIRECTORS.....................................................................8
SECTION 2.01.            Certificate of Incorporation..................................................8
SECTION 2.02.            Bylaws........................................................................8
SECTION 2.03.            Directors and Officers........................................................9

ARTICLE III              REPRESENTATIONS AND WARRANTIES OF THE
                         COMPANY.......................................................................9
SECTION 3.01.            Corporate Existence and Power.................................................9
SECTION 3.02.            Corporate Authorization.......................................................9
SECTION 3.03.            Governmental Authorization....................................................9
SECTION 3.04.            Certificate of Incorporation and Bylaws......................................10
SECTION 3.05.            Non-Contravention............................................................10
SECTION 3.06.            Capitalization...............................................................10
SECTION 3.07.            Subsidiaries.................................................................11
SECTION 3.08.            Company SEC Reports..........................................................12
SECTION 3.09.            Financial Statements; No Undisclosed Liabilities.............................12
SECTION 3.10.            Inventory....................................................................12
SECTION 3.11.            Contracts and Commitments....................................................13
SECTION 3.12.            Absence of Certain Changes...................................................14
SECTION 3.13.            Litigation...................................................................15
SECTION 3.14.            Permits; Compliance..........................................................15
SECTION 3.15.            ERISA........................................................................16
SECTION 3.16.            Labor........................................................................18
SECTION 3.17.            Taxes........................................................................19
SECTION 3.18.            Real Estate..................................................................22
SECTION 3.19.            Personal Property............................................................23
SECTION 3.20.            Intellectual Property Rights.................................................23
SECTION 3.21.            Environmental Protection.....................................................24
SECTION 3.22.            Insurance....................................................................25
SECTION 3.23.            Indemnification..............................................................25
SECTION 3.24.            Board Approval and Recommendation............................................26


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
SECTION 3.25.            Vote Required................................................................26
SECTION 3.26.            Opinion of Financial Advisor.................................................26
SECTION 3.27.            Finders and Investment Bankers...............................................26
SECTION 3.28.            Takeover Statutes; No Shareholder Rights Plan................................26

ARTICLE IV               REPRESENTATIONS AND WARRANTIES OF
                         THE PARENT AND MERGER SUB....................................................27
SECTION 4.01.            Corporate Existence..........................................................27
SECTION 4.02.            Corporate Authorization......................................................27
SECTION 4.03.            Governmental Authorization...................................................27
SECTION 4.04.            Non-Contravention............................................................28
SECTION 4.05.            Parent SEC Reports...........................................................28
SECTION 4.06.            Financial Statements; No Undisclosed Liabilities.............................29
SECTION 4.07.            Litigation...................................................................29
SECTION 4.08.            Vote Required................................................................29
SECTION 4.09.            Availability of Funds........................................................30
SECTION 4.10.            Fraudulent Conveyance........................................................30
SECTION 4.11.            Finders and Investment Bankers...............................................30

ARTICLE V                COVENANTS OF THE COMPANY.....................................................30
SECTION 5.01.            Conduct of the Company.......................................................30
SECTION 5.02.            Access to Information........................................................32
SECTION 5.03.            Other Offers.................................................................32
SECTION 5.04.            Notices of Certain Events....................................................34
SECTION 5.05.            Merger Meeting; Proxy Statement..............................................34

ARTICLE VI               COVENANTS OF THE PARENT AND MERGER SUB.......................................35
SECTION 6.01.            Director and Officer Liability...............................................35
SECTION 6.02.            Merger Meeting...............................................................37
SECTION 6.03.            Employee Benefits............................................................37

ARTICLE VII              COVENANTS OF THE PARENT, MERGER SUB, AND THE
                         COMPANY......................................................................38
SECTION 7.01.            Reasonable Efforts...........................................................38
SECTION 7.02.            Certain Filings and Consents.................................................38
SECTION 7.03.            Public Announcements.........................................................39

ARTICLE VIII             CONDITIONS TO THE MERGER.....................................................39
SECTION 8.01.            Conditions to the Obligations of Each Party..................................39
SECTION 8.02.            Conditions to the Obligations of the Parent and Merger Sub...................39

ARTICLE IX               TERMINATION..................................................................40
SECTION 9.01.            Termination..................................................................40


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
SECTION 9.02.            Effect of Termination........................................................41

ARTICLE X                MISCELLANEOUS................................................................41
SECTION 10.01.           Notices......................................................................41
SECTION 10.02.           Survival.....................................................................42
SECTION 10.03.           Amendments; No Waivers.......................................................43
SECTION 10.04.           Fees and Expenses............................................................43
SECTION 10.05.           "Knowledge" of the Company...................................................44
SECTION 10.06.           Successors and Assigns.......................................................44
SECTION 10.07.           Governing Law................................................................44
SECTION 10.08.           Counterparts; Effectiveness..................................................45
SECTION 10.09.           Entire Agreement.............................................................45
SECTION 10.10.           Headings.....................................................................45
SECTION 10.11.           Severability.................................................................45
SECTION 10.12.           Specific Performance.........................................................45

INDEX OF DEFINED TERMS   .............................................................................47

LIST OF SCHEDULES        .............................................................................49

                          AGREEMENT AND PLAN OF MERGER

                           THIS AGREEMENT AND PLAN OF MERGER, dated as of
February 1, 1998 (this "Agreement"), is among FABRI-CENTERS OF AMERICA, INC., an Ohio corporation (the "Parent"), FCA ACQUISITION CORPORATION, a Delaware corporation and wholly owned subsidiary of the Parent ("Merger Sub"), and HOUSE OF FABRICS, INC., a Delaware corporation (the "Company").

                           In consideration of the respective representations,
warranties, and agreements set forth herein and in the Stock Option Agreement, the parties agree as follows:


                                    ARTICLE I
                           THE TENDER OFFER AND MERGER

SECTION 1.01.              Tender Offer

                           (a) As promptly as practicable, but in no event later
than five business days after the public announcement of the execution of this Agreement, Merger Sub will, and the Parent will cause Merger Sub to, offer to purchase ( the "Offer") each outstanding share of the Common Stock, $0.01 par value (the "Common Stock"), of the Company tendered pursuant to the Offer at a price of $4.25 per share, net to the seller in cash, and to cause the Offer to remain open until the close of business on the twentieth business day after the commencement of the Offer (the "Expiration Date"). The obligations of Merger Sub and the Parent to consummate the Offer and to accept for payment and purchase the Common Stock tendered in the Offer will be subject only to the conditions set forth in Schedule 1.01(a) (Offer Conditions) (the "Offer Conditions"). At the Company's request, Merger Sub will, and the Parent will cause Merger Sub to, extend the expiration date of the Offer from time to time for up to an aggregate of ten business days following the Expiration Date if the condition set forth in clause (1) of the first paragraph of the Offer Conditions is not fulfilled prior to 12:00 p.m. on the Expiration Date. Merger Sub will not, and the Parent will cause Merger Sub not to, decrease the price payable in the Offer, change the form of consideration payable in the Offer, reduce the number of shares of Common Stock subject to the Offer, change the Offer Conditions, impose additional conditions to its obligation to consummate the Offer and to accept for payment and purchase shares of Common Stock tendered in the Offer, or change any other terms of the Offer in a manner adverse to the holders of the Common Stock, except that Merger Sub may extend the Expiration Date to the extent required by applicable law, if any of the Offer Conditions are not satisfied, or if less than 90% of the outstanding shares of Common Stock have been validly tendered and not withdrawn pursuant to the Offer. Subject to the terms and conditions of the Offer and this Agreement, Merger Sub will, and the Parent will cause Merger Sub to, accept for payment, and pay for, all shares of


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



Common Stock validly tendered and not withdrawn pursuant to the Offer that Merger Sub becomes obligated to accept for payment, and pay for, pursuant to the Offer promptly after the expiration of the Offer; except that, without the prior written consent of the Company, Merger Sub will not, and the Parent will cause Merger Sub not to, accept for payment, or pay for, any shares of Common Stock so tendered unless the Minimum Condition (as defined in the Offer Conditions) will have been satisfied.

                           (b) On the date of the commencement of the Offer,
Merger Sub and the Parent will file with the Securities and Exchange Commission (the "SEC") their Tender Offer Statement on Schedule 14D-1 (together with all supplements or amendments thereto, and including all exhibits, the "Offer Documents"). Merger Sub and the Parent will give the Company and its counsel a reasonable opportunity to review and comment upon the Offer Documents prior to their being filed with the SEC or disseminated to the Company's stockholders. The Parent and Merger Sub agree that the Offer Documents will comply as to form in all material respects with the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder, and the Offer Documents, on the date first published, sent, or given to the Company's stockholders, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is made by the Parent or Merger Sub with respect to information supplied by the Company in writing specifically for inclusion or incorporation by reference in the Offer Documents. The Company agrees that any such information supplied by the Company that is included in the Offer Documents will not, at the time such information is furnished to the Parent, contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the Parent, Merger Sub, and the Company will promptly correct any information provided by it for use in the Offer Documents if and to the extent that such information becomes false or misleading in any material respect, and the Parent and Merger Sub will take all steps necessary to cause the Offer Documents as so corrected to be filed with the SEC and the other Offer Documents as so corrected to be disseminated to the Company's stockholders, in each case as and to the extent required by the Exchange Act. The Parent and Merger Sub will provide the Company and its counsel any comments the Parent, Merger Sub, or their counsel may receive from the SEC or its staff with respect to the Offer Documents promptly after the receipt of such comments.

                           (c) As promptly as practicable, but in no event later
than the date on which the Parent notifies the Company that the Offer Documents initially are to be filed with the SEC, the Company will file its Tender Offer Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the Offer (together with all supplements or amendments thereto, and including all exhibits, the "Schedule 14D-9"), which will include a recommendation by the Company's Board of Directors that the Company's stockholders


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accept the Offer and tender their Common Stock pursuant to the Offer. The
Company agrees that the Schedule 14D-9 will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder and, on the date filed with the SEC and on the date first published, sent, or given to the Company's stockholders, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is made by the Company with respect to information supplied by the Parent or Merger Sub in writing specifically for inclusion in the Schedule 14D-9. The Parent and Merger Sub agree that any such information supplied by the Parent and Merger Sub that is included in the
Schedule 14D-9 will not, at the time such information is furnished to the Company, contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the Company, the Parent, and Merger Sub will promptly correct any information provided by it for use in the Schedule 14D-9 if and to the extent that such information becomes false or misleading in any material respect, and the Company will take all steps necessary to amend or supplement the Schedule 14D-9 and to cause the Schedule 14D-9 as so amended or supplemented to be filed with the SEC and disseminated to the Company's stockholders, in each case as and to the extent required by the Exchange Act. The Parent and its counsel will be given reasonable opportunity to review and comment upon the
Schedule 14D-9 prior to its filing with the SEC or dissemination to stockholders of the Company. The Company will provide the Parent and its counsel any comments the Company or its counsel may receive from the SEC or its staff with respect to the Schedule 14D-9 promptly after the receipt of such comments. The Company's Board of Directors has resolved to recommend that the Company's stockholders accept the Offer and tender their Common Stock pursuant to the Offer and has received an opinion from Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") that, as of the date of such opinion, the cash consideration to be received by the stockholders of the Company pursuant to the Offer and the Merger is fair to such stockholders from a financial point of view.

                           (d) If requested by the Parent or Merger Sub, the
Company will, promptly following the purchase by Merger Sub pursuant to the Offer of that number of shares of Common Stock which, when aggregated with the shares of Common Stock then owned by the Parent and any of its affiliates, represents at least a majority of the shares of Common Stock then outstanding on a fully diluted basis, take all actions necessary to cause persons designated by Merger Sub to become directors of the Company so that the total number of directors so designated equals the product, rounded up to the next whole number, of (i) the total number of directors of the Company multiplied by (ii) the ratio of the number of shares of Common Stock beneficially owned by Merger Sub or its affiliates to the number of shares of Common Stock then outstanding. In furtherance thereof, the Company will take whatever action is necessary, including but not limited to amending the Company's bylaws, to increase the size of its Board of Directors, or use reasonable efforts

                                        3

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to secure the resignation of directors, or both, as is necessary to permit that number of Merger Sub's designees to be elected to the Company's Board of Directors; provided that, prior to the Effective Time, the Company's Board of Directors will always have at least two members who are currently directors of the Company, except to the extent that no such individuals wish to be directors ("Continuing Directors"). The Company's obligations to appoint designees to its Board of Directors will be subject to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder. The Parent and Merger Sub will supply to the Company and will be solely responsible for any information with respect to either of them and their nominees, officers, directors, and affiliates required by Section 14(f) and Rule 14f-1. The Company will promptly take all actions required pursuant to Section 14(f) and Rule 14f-1 in order to fulfill its obligations under this Section 1.01 and (provided Merger Sub has furnished the Company on a timely basis with all information required to be included in the Information Statement with respect to Merger Sub's designees) will include in the Schedule 14D-9 such information with respect to the Company and its officers and directors as is required under Section 14(f) and Rule 14f-1.

                           (e) Following the election or appointment of Merger
Sub's designees pursuant to Section 1.01(d), any amendment to this Agreement, any termination of this Agreement by the Company, any extension by the Company of the time for the performance of any of the obligations of Merger Sub or the Parent under this Agreement (except as expressly permitted hereunder), any recommendation to stockholders or any modification or withdrawal of any such recommendation, any retention of counsel and other advisors in connection with the transactions contemplated hereby, or any waiver of any of the Company's rights under this Agreement will require the concurrence of a majority of the Continuing Directors, unless no individuals who are currently directors of the Company wish to be directors. In addition, the Continuing Directors will have the right to retain, at the expense of the Company, one separate firm of counsel to represent them in connection with the transactions contemplated hereby.

                           (f) The parties will cooperate with each other,
including by furnishing any necessary information and making any filings required by applicable law, to ensure that the matters contemplated by this
Section 1.01 are consummated as promptly as practicable.

SECTION 1.02.              The Merger.

                           (a) Upon the terms and subject to the conditions set
forth in this Agreement, at the Effective Time (as defined in Section 1.02(b)), Merger Sub will be merged with and into the Company in accordance with the Delaware General Corporation Law ("Delaware Law"). As a result of this merger (the "Merger"), the separate existence of Merger Sub will cease and the Company will be the surviving corporation (the "Surviving Corporation").


                                        4

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                           (b) As soon as practicable after satisfaction or, to
the extent permitted hereunder, waiver of all conditions to the Merger set forth in Article VIII, the parties will cause a certificate of merger in such form as is required by, and executed in accordance with, Delaware Law to be duly filed with the Secretary of State of the State of Delaware. The Merger will become effective when the certificate of merger is so filed (the "Effective Time").

                           (c) From and after the Effective Time, the Merger
will have the effects specified in Delaware Law.

                           (d) The closing of the Merger (the "Closing") will
take place (i) at the offices of Thompson Hine & Flory LLP, 3900 Key Center, 127 Public Square, Cleveland, Ohio 44114-1216, at 10:00 a.m. as soon as practicable (and in no event later than the fifth business day) following the date on which the last to be fulfilled or waived of the conditions set forth in Article VIII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions at the Closing) have been satisfied or waived in accordance with this Agreement or (ii) at such other place and time as the parties may agree.

SECTION 1.03.              Conversion of Shares.

                           At the Effective Time:

                           (a) Each share of Common Stock of Merger Sub (a share
of "Merger Sub Common Stock") issued and outstanding immediately prior to the Effective Time will be converted into one share of Common Stock of the Surviving Corporation.

                           (b) Each share of Common Stock issued and outstanding
immediately prior to the Effective Time will, except as otherwise provided in
Section 1.03(c), be converted, by virtue of the Merger and without any action on the part of the holder thereof, into the right to receive, without interest, an amount in cash equal to the price per share paid in the Offer (the "Merger Consideration"). Subject to Section 1.06, from and after the Effective Time, all shares of Common Stock, by virtue of the Merger and without any action on the part of the holders thereof, will be canceled, and each holder of a certificate representing any shares of Common Stock immediately prior to the Effective Time (a "Stock Certificate") will thereafter cease to have any rights with respect thereto except the right to receive (i) the Merger Consideration therefor upon the surrender of the Stock Certificate in accordance with Section 1.04 or (ii) payment from the Surviving Corporation of the "fair value" of such shares of Common Stock as determined under Section 262 of the Delaware Law, subject to the conditions set forth therein and in accordance with Section 1.06 of this Agreement.


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                           (c) Each outstanding share of Common Stock held by
the Company as a treasury share or owned by the Parent, Merger Sub, or any other Subsidiary of the Parent immediately prior to the Effective Time will be canceled, and no payment will be made with respect thereto.

SECTION 1.04.              Surrender and Payment.

                           (a) Prior to the Effective Time, the Parent will
appoint a bank or trust company reasonably acceptable to the Company (the "Exchange Agent") for the purpose of exchanging Stock Certificates. The Parent will make available to the Exchange Agent funds in amounts and at the times necessary for the payment of the Merger Consideration in accordance with this
Section 1.04 (such cash is referred to as the "Exchange Fund").

                           (b) Promptly, but in no event more than five business
days, after the Effective Time, the Parent will send, or will cause the Exchange Agent to send, to each holder of a Stock Certificate a letter of transmittal and instructions for use in surrendering the Stock Certificates for payment in accordance with this Section 1.04. The agreement with the Exchange Agent will provide that, upon surrender to the Exchange Agent of such Stock Certificates, together with the letter of transmittal, duly executed and completed in accordance with the instructions thereto and such other documents as may be reasonably required by the Exchange Agent, the Exchange Agent will promptly pay to the persons entitled thereto, out of the Exchange Fund, a check in the amount to which such persons are entitled pursuant to Section 1.03(b), after giving effect to any required tax withholdings, and such Stock Certificate will forthwith be canceled.

                           (c) If any cash is to be paid to a Person other than
the registered holder of the Stock Certificates surrendered in exchange therefor, it will be a condition to such payment that the Stock Certificates so surrendered be properly endorsed or otherwise in proper form for transfer and that the Person requesting such payment pay to the Exchange Agent any transfer or other taxes required as a result of such issuance or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. For purposes of this Agreement, "Person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust, or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

                           (d) At and after the Effective Time, the stock
transfer books of the Company will be closed, and there will be no further registration of transfers of shares of Common Stock outstanding prior to the Effective Time. If, at or after the Effective Time, Stock Certificates are presented to the Surviving Corporation, they will be canceled and exchanged in accordance with this Article I.


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                           (e) Any cash in the Exchange Fund that remains
unclaimed by the holders of shares of Common Stock six months after the Effective Time will be returned to the Parent, upon demand, and any such holder who has not surrendered his shares of Common Stock in accordance with this
Section 1.04 prior to that time will thereafter look only to the Parent, as a general creditor thereof, to pay the Merger Consideration to which such holder is entitled. Notwithstanding the foregoing, the Parent will not be liable to any holder of shares of Common Stock for any amount paid to a public official pursuant to applicable abandoned property, escheat, or similar laws.

                           (f) If any Stock Certificate is lost, stolen, or
destroyed, upon the making of an affidavit of that fact by the Person claiming such Stock Certificate to be lost, stolen, or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as the Parent may direct as indemnity against any claim that may be made against it with respect to such Stock Certificate, the Exchange Agent will pay the Merger Consideration payable in respect of such Stock Certificate pursuant to this Agreement.

SECTION 1.05.              Company Options; Series B Warrants.

                           (a) At the Effective Time, each outstanding option (a
"Company Option") to purchase shares of Common Stock granted to employees, directors, or F.M. Roberts & Co. ("F.M. Roberts"), whether or not exercisable, will be canceled, and in consideration of such cancellation, will be converted into the right to receive, without interest, an amount in cash (the "Cash Payment") equal to the product of (i) the number of shares of Company Stock subject to the Company Option and (ii) the excess of (A) the Merger Consideration over (B) the exercise price per share of the Company Option; provided that, with respect to any Person subject to Section 16 of the Exchange Act, any such amount will be paid, without interest, as soon as practicable after the first date payment can be made without liability of such Person under
Section 16(b) of the Exchange Act. The Parent will be entitled to cause the Surviving Corporation to withhold from amounts otherwise payable pursuant to this Section 1.05 any amount required to be withheld under applicable tax laws.

                           (b) At the Effective Time, the Parent will cause the
Surviving Corporation to expressly assume the due and punctual performance and observance of each and every covenant and condition of the Series B Warrant Agreement (the "Series B Warrant Agreement") and the Series C Warrant Agreement ("Series C Warrant Agreement"), each executed by and between the Company and American Stock Transfer & Trust Company, as the warrant agent (the "Warrant Agent"), and dated as of July 31, 1996, that was to be performed by the Company under each agreement, by supplemental agreement (the "Supplemental Warrant Agreement") satisfactory in form to the Warrant Agent in the exercise of its reasonable judgment and executed and delivered to the Warrant Agent. The Supplemental Warrant Agreement shall further provide that each holder of a

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Series B Warrant shall have the right after the Effective Time (a) upon exercise of each Series B Warrant and payment of the Exercise Price (as defined in the Series B Warrant Agreement) in effect immediately prior to the Effective Time, to receive the Merger Consideration and one Series C Warrant and (b) upon exercise of each Series C Warrant and payment of the Exercise Price (as defined in the Series C Warrant Agreement) in effect immediately prior to the Effective Time, to receive the Merger Consideration.

SECTION 1.06.              Shares of Dissenting Stockholders.

                           Notwithstanding anything in this Agreement to the
contrary, any outstanding shares of Common Stock held by a person (a "Dissenting Stockholder") who objects to the Merger and complies with all the provisions of Delaware Law concerning the right of holders of shares of Common Stock to dissent from the Merger and require appraisal of their shares will not be converted as described in Section 1.03(b), but will be converted into the right to receive such consideration as may be determined to be due to such Dissenting Stockholder pursuant to Delaware Law. If, after the Effective Time, such Dissenting Stockholder withdraws his demand for appraisal, or fails to perfect or otherwise loses his right to appraisal, in accordance with Delaware Law, his shares of Common Stock will be deemed to have been converted as of the Effective Time into the right to receive the Merger Consideration. The Company will give the Parent (i) prompt notice of any demands for appraisal of shares of Common Stock received by the Company and (ii) the opportunity to participate in all negotiations and proceedings with respect to any such demands. The Company will not, without the prior written consent of the Parent, make any payment with respect to, or settle, offer to settle, or otherwise negotiate, any such demands.


                                   ARTICLE II
                 THE SURVIVING CORPORATION; THE PARENT DIRECTORS

SECTION 2.01.              Certificate of Incorporation.

                           Subject to Section 6.01(a), the certificate of
incorporation of Merger Sub in effect immediately prior to the Effective Time will be the certificate of incorporation of the Surviving Corporation after the consummation of the Merger until amended in accordance with applicable law.

SECTION 2.02.              Bylaws.

                           Subject to Section 6.01(a), the bylaws of Merger Sub
in effect immediately prior to the Effective Time will be the bylaws of the Surviving Corporation after the consummation of the Merger until amended in accordance with applicable law.


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



SECTION 2.03.              Directors and Officers.

                           From and after the Effective Time, until successors
are duly elected or appointed and qualified in accordance with applicable law, the directors and officers of Merger Sub immediately prior to the Effective Time will be the directors and officers of the Surviving Corporation after the consummation of the Merger.


                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                           The Company represents and warrants to the Parent
that:

SECTION 3.01.              Corporate Existence and Power.

                           The Company is a corporation duly incorporated,
validly existing, and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease, and operate its properties and to carry on its business as now conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where it is required to be so qualified by reason of the character of the property owned or leased by it or the nature of its activities, except where the failure to be so qualified would not have a Company Material Adverse Effect (as defined in the Offer Conditions).

SECTION 3.02.              Corporate Authorization.

                           The execution and delivery by the Company of this
Agreement, the consummation by the Company of the Merger, and the performance by the Company of its other obligations under this Agreement are within the Company's corporate power and authority and, except for any required approval by the Company's stockholders in connection with the consummation of the Merger, have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution, and delivery of this Agreement by the Parent and Merger Sub, constitutes a legal, valid, and binding agreement of the Company.

SECTION 3.03.              Governmental Authorization.

                           The execution and delivery by the Company of this
Agreement, the consummation by the Company of the Merger, and the performance by the Company of its other obligations under this Agreement do not require any consent, approval, authorization, or permit of, other action by, or filing with, any governmental body, agency, official, or authority by the Company other than
(i) as set forth on Section 3.03 of the Disclosure

Schedule delivered by the Company to the Parent concurrently with the execution and delivery of this Agreement (the "Company Disclosure Schedule"), (ii) the filing of appropriate certificates of merger in accordance with Delaware Law,
(iii) the filing and delivery of the Schedule 14D-9, (iv) compliance with applicable requirements of the Hart- Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (v) the filing of the proxy materials referred to in Section 5.05(b), and (vi) any such other action or filing where the failure to take the action or to make the filing is not reasonably likely (A) to prevent or materially to delay the consummation of the Offer or the Merger or
(B) to have, individually or in the aggregate, a Company Material Adverse
Effect.

SECTION 3.04.              Certificate of Incorporation and Bylaws.

                           The Company has heretofore furnished to the Parent
and Merger Sub complete and correct copies of the certificate of incorporation and the bylaws, in each case as amended or restated as of the date hereof, of the Company.

SECTION 3.05.              Non-Contravention.

                           The execution and delivery by the Company of this
Agreement, the consummation by the Company of the Merger, and the performance by the Company of its other obligations under this Agreement do not and will not
(i) contravene or conflict with the certificate of incorporation or bylaws of the Company, (ii) assuming compliance with the matters referred to in Section 3.03, contravene, conflict with, or constitute a violation of any provision of any law, rule, regulation, judgment, injunction, order, or decree binding upon or applicable to the Company, (iii) constitute a default, give rise to a right of termination, cancellation, or acceleration of any right or obligation of the Company, or give rise to a loss of any benefit to which the Company is entitled, under any provision of any agreement or other instrument binding upon the Company or under any license, franchise, permit, or other similar authorization held by the Company, or (iv) result in the creation or imposition of any Lien on any asset of the Company, except as set forth in Section 3.05 of the Company Disclosure Schedule and except for any occurrences or results referred to in clauses (ii), (iii), and (iv) that would not be reasonably likely (A) to prevent or delay consummation of the Offer or the Merger or (B) to have, individually or in the aggregate, a Company Material Adverse Effect. For purposes of this Agreement, "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest, encumbrance, or other right or interest of another to or in, or adverse claim of any kind in respect of, such asset.

SECTION 3.06.              Capitalization.

                           (a) The Company has 8,000,000 authorized shares,
consisting of 7,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock, $.01 par value, of the Company ("Company Preferred Stock"). As of February 2, 1998, (i)

5,331,830 shares of Common Stock were issued and outstanding, (ii) 907,758 shares of Common Stock were reserved for future issuance upon exercise of outstanding Company Options, and (iii) 376,158 shares of Common Stock were reserved for future issuance upon exercise of Series B Warrants. As of February 2, 1998, no shares of Company Preferred Stock were issued or outstanding. Except as described in this Section 3.06 or in Section 3.06 of the Company Disclosure Schedule, as of the date of this Agreement, no shares of capital stock of the Company are reserved for issuance for any other purpose. Each of the issued and outstanding shares of Common Stock is duly authorized, validly issued, and fully paid and nonassessable and has not been issued in violation of (nor are any of the authorized shares of Common Stock or Company Preferred Stock subject to) any preemptive or similar rights created by statute, the certificate of incorporation or the bylaws of the Company, or any agreement to which the Company is a party or is bound. Each of the outstanding Company Options and Series B Warrants is duly authorized and validly issued.

                           (b) Except for the Company Options and the Series B
Warrants as set forth in paragraph (a) of this Section 3.06 or as set forth on
Section 3.06 of the Company Disclosure Schedule, there are no options, warrants, or other rights (including registration rights and conversion rights), agreements, arrangements, or commitments to which the Company is a party or bound relating to the issued or unissued capital stock of the Company or obligating the Company to grant, issue, or sell any shares of the capital stock of the Company or other security of the Company. Except as set forth in Section
3.06 of the Company Disclosure Schedule, there are no obligations, contingent or otherwise, of the Company to purchase, redeem, or otherwise acquire any shares of Common Stock or other capital stock of the Company.

                           (c) Section 3.06 of the Company Disclosure Schedule
lists, as of the date indicated, the (i) number of shares of Common Stock subject to, and the exercise price of, each outstanding Company Option and (ii) the number of shares of Common Stock subject to, and the exercise price of, each outstanding Series B Warrant. The Company has made available to the Parent and Merger Sub complete and correct copies of the Company Option Plans, all forms of Company Options, and all instruments governing the terms of the Series B Warrants.

SECTION 3.07.              Subsidiaries.

                           The Company has no Subsidiaries. For purposes of this
Agreement, "Subsidiary" of any Person means (i) any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are, directly or indirectly, owned by such Person, and (ii) any partnership of which such Person is a general partner.

SECTION 3.08.              Company SEC Reports.

                           Since July 31, 1996, the Company has filed all
material forms, reports, statements, and other documents required to be filed by it with the SEC, including without limitation (a) all Annual Reports on Form 10-K, (b) all Quarterly Reports on Form 10-Q, (c) all proxy statements relating to meetings of stockholders (whether annual or special), (d) all Current Reports on Form 8-K, and (e) all other reports, schedules, registration statements, and other documents required to be filed with the SEC. (All of the documents filed by the Company with the SEC during such period, including all exhibits contained or incorporated by reference in such documents, are collectively referred to as the "Company SEC Reports"). The Company SEC Reports, as amended to date, (i) were prepared in all material respects in accordance with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

SECTION 3.09.              Financial Statements; No Undisclosed Liabilities.

                           The audited financial statements and unaudited
interim financial statements (including the related notes and schedules) of the Company included or incorporated by reference in the Company SEC Reports as of dates and for periods after July 31, 1996 (the "Company Financial Statements") were prepared in conformity with AICPA Statement of Position 90-7 and fairly present the financial position of the Company as of the dates indicated and its results of operations and cash flows for the periods then ended in conformity with generally accepted accounting principles, subject, in the case of any unaudited interim financial statements, to normal year-end adjustments, none of which, except as set forth on Section 3.09 of the Company Disclosure Schedule, would be reasonably likely to be, individually or in the aggregate, material in amount. The Company does not have any liabilities, whether accrued, contingent, or otherwise, other than (a) liabilities disclosed in the Company Disclosure Schedule or the Company SEC Reports, (b) liabilities reflected in the balance sheet as of October 31, 1997 included in the Company Financial Statements (the "October 1997 Balance Sheet"), (c) liabilities, ordinary in nature and amount, incurred since October 31, 1997, and (d) liabilities in an aggregate amount that is not material to the Company.

SECTION 3.10.              Inventory.

                           The procedures used for establishing the count and
value of inventory in all physical inventories taken after January 31, 1997, were substantially the same as the procedures used in establishing the count and value of inventory shown in the audited balance sheet of the Company as of January 31, 1997. Between the date of this

Agreement and the Effective Time, the Company will permit the Parent to take any reasonable steps that it deems to be appropriate in order to test and confirm the valuation of the inventory.

SECTION 3.11.              Contracts and Commitments.

                           Except as set forth in Section 3.11 of the Company
Disclosure Schedule, the Company is not a party to or bound by any oral or written contracts that cannot be terminated by Company on notice of 30 days or less and that:

                           (a) Provides for the purchase of supplies or services that (i) entails the expenditure in any fiscal year of more than $50,000 in the case of supplies other than merchandise or $250,000 in the case of merchandise, (ii) purports to be exclusive as pertains to any product, type of product, or region, or (iii) has a term of more than one year.

                           (b) Limits the right of the Company to compete, to open a store in any territory, or to use any trade names, trademarks, copyrights, logos, or other proprietary rights.

                           (c) Provides for payments to anyone based on the operating results of the Company or any one or more of the stores (other than percentage rents payable to landlords).

                           (d) Warrants goods or services by the Company in a manner that differs materially from the warranty provided by the manufacturer of the goods or the provider of the services.

                           (e) Commits for capital expenditures in excess of $50,000 for any one project or $250,000 for any group of projects.

                           (f) Provides for the borrowing of money by the Company or for the creation of any Lien on any of the assets of the Company.

                           (g) Provides for the expenditure by the Company of an aggregate of more than $50,000, other than contracts for the purchase of supplies or merchandise covered by paragraph (a) and contracts for capital expenditures covered by paragraph (e).

To the extent requested by the Parent, the Company has delivered or prior to the Effective Time will deliver to the Parent copies of all written contracts and commitments listed in Section 3.11 of the Company Disclosure Schedule, summaries of all oral contracts and commitments listed in Section 3.11 of the Company Disclosure Schedule, and all modifications and supplements thereto (collectively, the "Contracts"). Except as disclosed in Section 3.11 of the Company Disclosure Schedule (i) each of the Contracts is in full force and effect, (ii) the Company and, to the knowledge of the Company, all other parties to the Contracts have, in all material respects, performed their obligations and are not in default under the Contracts, (iii) the Company has not given or received any notice of default under any of the Contracts, (v) no event has occurred or condition exists that, with the giving of notice, the passage of time, or both, would constitute a default by the Company or, to the best knowledge of the Company, any other party under any of the Contracts, and (v) neither the Company nor, to the best knowledge of the Company, any other party has waived, or extended the time for the performance of, any obligations under the Contracts. To the best knowledge of the Company, none of the Contracts is subject to any impending cancellation.

SECTION 3.12.              Absence of Certain Changes.

                           Except as disclosed in Section 3.12 of the Company
Disclosure Schedule, since October 31, 1997, (a) the Company has conducted its business in all material respects in the ordinary course consistent with past practices, (b) there has not been any change or development, or combination of changes or developments, in the business, operations, or financial condition of the Company that are reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect, other than as a result of changes in conditions, including economic or political developments, that are applicable to the retail business and do not have a disproportionate effect on the Company's business relative to the effect of any such change on other entities in the retail business, (c) there has not been any declaration, setting aside, or payment of any dividend or other distribution with respect to the Common Stock or any other capital stock of the Company, or any repurchase, redemption, or other acquisition by the Company of any shares of Common Stock or other capital stock of the Company, (d) there has not been any amendment of any term of any outstanding security of the Company, (e) there has not been any incurrence, assumption, or guarantee by the Company of any indebtedness for borrowed money other than (i) borrowings and letters of credit in the ordinary course of business under the CITBC Financing Agreement not in excess of the amount available under the CITBC Financing Agreement and (ii) indebtedness representing capital lease and installment purchase obligations incurred in connection with the lease or purchase of equipment in the ordinary course of business and in amounts and on terms consistent with past practices, (f) there has not been any creation or assumption by the Company of any Lien on a material amount of assets (including the sale, pledge, or assignment of a material amount of receivables) other than Liens securing the Company's obligations under the CITBC Financing Agreement and Liens securing capital lease and installment purchase obligations incurred in connection with the lease or purchase of equipment in the ordinary course of business, and (g) there has not been any change in any method of accounting or accounting practice by the Company, except for any such change required by reason of a concurrent change in generally accepted accounting principles. Furthermore, except as disclosed in Section 3.12 of the Company Disclosure Schedule, or pursuant to agreements, plans, or arrangements disclosed in the Company SEC Reports, since October 31, 1997, there has not been any (i) grant of any severance or termination pay or stay-in-place bonus to any director or officer of the Company, (ii) entering into of any employment, deferred compensation, or other similar agreement (or any amendment to any such existing agreement) with any director or officer of the Company or any of its Subsidiaries, (iii) increase in benefits payable under any existing severance or termination pay or stay-in-place bonus policies or agreements with any director or officer of the Company, or (iv) increase in compensation, bonus, or other benefits payable to directors or officers of the Company, except for normal annual adjustments that are not unusual in nature or amount.

SECTION 3.13.              Litigation.

                           Except as disclosed in Section 3.13 of the Company
Disclosure Schedule, (i) there is no material action, suit, or proceeding pending before, and, to the knowledge of the Company, there is no material pending investigation by, any court or arbitrator or any governmental body, agency, official, or authority against the Company or involving any of their properties, (ii) to the knowledge of the Company, there is no threat of any such material action, suit, or proceeding, and (iii) no judgment, decree, injunction, rule, order, or similar action of any court or arbitrator or any governmental body, agency, official or authority, domestic or foreign, is outstanding against the Company that materially limits the conduct of the business of the Company as currently conducted. For purposes of Section 3.13, an action, suit, proceeding, investigation, judgment, decree, injunction, rule, order, or similar action will be deemed to be "material" if it involves (a) a claim or potential claim of liability in excess of $50,000 that is not covered by insurance or (b) a significant limitation or potential limitation on the conduct of the business of the Company as currently conducted.

SECTION 3.14.              Permits; Compliance.

                           Except as is disclosed in Section 3.14 of the Company
Disclosure Schedule, the Company is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals, and orders necessary to own, lease, and operate its properties and to carry on its business as now being conducted, other than (i) those issued by or otherwise obtained from governmental authorities pursuant to or in connection with any Environmental Law (as hereinafter defined) and (ii) those of which the failure of the Company to be in possession is not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect (collectively, the "Company Permits"). Except as set forth in
Section 3.14 of the Company Disclosure Schedule, the Company is not in conflict with, or in default or violation of, (a) any federal, state, or foreign law applicable to the Company or by which any of its properties are bound or subject (other than any Environmental Law) or (b) any of the Company Permits, other than conflicts, defaults, or violations that are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect. Except as set forth in Section 3.14 of the Company Disclosure Schedule, since July 31, 1996, the Company has not received any notification with respect to possible material conflicts, defaults, or violations of any federal, state, local, or foreign law applicable to the Company or by which any of its properties are bound or subject (other than any Environmental Law) that have not been cured without any further material liability or obligation.

SECTION 3.15.              ERISA.

                           (a) As used in this Section 3.15, each of the
following terms has the indicated meaning:

                           (i) "Affiliate" of any Person means any other Person that, together with such Person, would be treated as a single employer under Section 414(b) or (c) of the Internal Revenue Code of 1986, as amended (the "Code").

                           (ii) "Company Benefit Arrangement" means each employment, severance, welfare, or other similar contract, arrangement, or policy and each plan or arrangement (written or oral) providing for compensation, benefit, bonus, profit-sharing, stock option, or other stock related rights or other forms of incentive or deferred compensation, that (A) is not a Company Employee Plan, (B) is entered into, maintained, or contributed to, as the case may be, by the Company or any of its Affiliates, and (C) covers any employee or former employee or director or former director of the Company or any such Affiliate.

                           (iii) "Company Employee Plans" means each "employee benefit plan," as defined in Section 3(3) of ERISA that (A) is subject to any provision of ERISA and (B) is maintained, administered, or contributed to by the Company or any Affiliate, or under which the Company or any Affiliate had an obligation to contribute during the last five years, and covers any employee or former employee of the Company or any such Affiliate or under which the Company or any such Affiliate has any material liability.

                           (iv) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                           (b) The Company has heretofore made available to the
Parent, and agrees that it will as soon as practicable after the date of this Agreement furnish the Parent with, copies of all Company Employee Plans (and, if applicable, related trust agreements), all amendments thereto, the most recent Forms 5500 required to be filed with respect thereto, Internal Revenue Service determination letters, summary plan descriptions, actuarial reports, and contracts pursuant to which benefits are provided, in each case to the extent applicable.

                           (c) Section 3.15 of the Company Disclosure Schedule
identifies each Company Employee Plan that constitutes a "defined benefit plan" as defined in Section 3(35) of ERISA. Except as set forth on Section 3.15 of the Company Disclosure Schedule, no Company Employee Plan constitutes a "multiemployer plan," as defined in Section 3(37) of ERISA, and no Company Employee Plan is maintained in connection with any trust described in Section 501(c)(9) of the Code. Except as set forth on Section 3.15 of the Company Disclosure Schedule, no Company Employee Plan provides retiree medical or retiree life insurance benefits or is subject to Title IV of ERISA. Neither the Company nor any of its Affiliates has incurred any material liability under Title IV of ERISA (excluding liability for premiums payable to the Pension Benefit Guarantee Corporation), including, without limitation, arising in connection with the termination of, or complete or partial withdrawal from, any plan currently or previously covered by Title IV of ERISA, and the Pension Benefit Guarantee Corporation has not instituted proceedings to terminate any such plan nor, to the knowledge of the Company, do any conditions exist that present a material risk of such occurrence. Nothing done or omitted to be done by the Company or, to the knowledge of the Company, by any other Person, and no transaction or holding of any asset under or in connection with any Company Employee Plan by the Company or, to the knowledge of the Company, by any other Person, has made or will make the Company or any officer or director of the Company subject to any material liability under Section 406 of ERISA or for any material tax pursuant to Section 4975 of the Code. With respect to each Company Employee Plan subject to Title IV of ERISA, the Company has made available to the Parent the most recent actuarial report showing the present value of accrued benefits under such plan, based upon the actuarial assumptions used for funding purposes with respect to such plan. No Company Employee Plan or any trust established thereunder that is subject to Section 412 of the Code has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each such plan ended prior to the date hereof; and all contributions required to be made with respect thereto (whether pursuant to the terms of any Company Employee Plan or otherwise) on or prior to the date hereof have been timely made.

                           (d) Each Company Employee Plan that is intended to be
qualified under Section 401(a) of the Code is so qualified and has been so qualified during the period from its adoption to date, each trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code, as evidenced by a determination letter issued by the Internal Revenue Service that has not been revoked. Except as set forth in Section 3.15 of the Company Disclosure Schedule, each Company Employee Plan has been maintained in compliance with its terms and with the requirements of all applicable statutes, orders, rules, and regulations, except for matters of non-compliance that are not, in the aggregate, reasonably likely to have a Company Material Adverse Effect.

                           (e) Section 3.15 of the Company Disclosure Schedule
lists each material Company Benefit Arrangement currently in effect provided to any director, officer, or employee of the Company or any former director, officer, or employee of the Company and sets forth each Company Benefit Arrangement with respect to which benefits will be accelerated or paid as a result of the transactions contemplated by this Agreement. Copies of all written Company Benefit Arrangements and all amendments thereto have heretofore been made available to the Parent, and will promptly be furnished to the Parent upon the Parent's request after the date of this Agreement. Each Company Benefit Arrangement has been maintained in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules, and regulations that are applicable to such Company Benefit Arrangement, except for matters of non-compliance that are not, in the aggregate, reasonably likely to have a Company Material Adverse Effect.

                           (f) Section 3.15 of the Company Disclosure Schedule
sets forth the amount of incentive compensation, in the aggregate, that the Company expects to be payable with respect to the fiscal year ended January 31, 1998 and with respect to the period from that date through the Effective Time (assuming the Effective Time occurs six weeks after the date of this Agreement).

                           (g) Except as set forth in Section 3.15 of the
Company Disclosure Schedule, there are no pending, or, to the knowledge of the Company, overtly threatened claims by or on behalf of any Company Employee Plan or Company Benefit Arrangement, by any employee or beneficiary covered under any such plan or arrangement, or otherwise involving any such plan or arrangement (other than claims for benefits in the ordinary course), that are, in the aggregate, reasonably likely to have a Company Material Adverse Effect.

SECTION 3.16.              Labor.

                           Except as set forth on Section 3.16 of the Company
Disclosure Schedule, the Company is not a party to or bound by any collective bargaining agreement respecting its employees, nor is there existing, or to the knowledge of the Company any material threat of, any strike, organized walkout, or other organized work stoppage or labor organizational effort by any employees of the Company.

SECTION 3.17.              Taxes.

                           (a) Except as set forth in Section 3.17 of the
Company Disclosure Schedule or in the Company SEC Reports:

                           (i) Each member of the Group has timely filed all material Tax Returns required to be filed by them with any taxing authority with respect to Taxes for all periods heretofore ended, taking into account any extension of time to file granted to or obtained on behalf of the members of the Group, all such Tax Returns, in all material respects, correctly reflected the information required to be shown therein, and each member of the Group has disclosed on its federal income Tax return all positions taken therein that could give rise to a substantial understatement penalty under Section 6662 of the Code;

                            (ii) all material Taxes required to be paid prior to the Effective Time by each member of the Group have been duly and timely paid or will be duly and timely paid by the Effective Time, subject to good faith challenge;

                           (iii) no material deficiency for any amount of Tax is being asserted by a taxing authority against any member of the Group, except for amounts for which the Company has made an adequate reserve as reflected in the Company Financial Statements;

                           (iv) all liability for Taxes of members of the Group that are or will become due or payable with respect to periods covered by the Company Financial Statements have, in all material respects, been paid or adequately reserved for in the Company Financial Statements to the extent required by generally accepted accounting principles consistently applied, and all prepaid Taxes and other Tax assets reflected in the Company Financial Statements have been determined in accordance with generally accepted accounting principles consistently applied;

                           (v) each member of the Group has withheld and paid over all material Taxes required to have been withheld and paid over, and complied, in all material respects, with all information reporting and backup withholding requirements (including maintenance of required records) in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party;

                           (vi) no member of the Group is liable for any material amount of Taxes arising out of membership or participation in any consolidated, affiliated, combined, or unitary group in which they were at any time members, other than the group of which the Company is the common parent;

                           (vii) there are no material Liens for Taxes upon the assets of the Company other than Liens for Taxes not yet due and payable;

                           (viii) there are no outstanding waivers or comparable consents extending the statute of limitations with respect to any material Taxes or Tax Returns of any members of the Group, other than with respect to the Refund Claim referred to in Section 3.17(c);

                           (ix) with respect to any Taxes: (A) no material audits, claims, actions, suits, or proceedings are pending or, to the knowledge of the Company, threatened (other than the Refund Claim referred to in Section 3.17(c)), and (B) to the knowledge of the Company, no material investigations are pending;

                           (x) all federal income Tax returns of members of the Group filed with respect to Tax years ended on or before December 31, 1991 have been examined and closed (except with respect to the Refund Claim) or are income Tax returns with respect to which the applicable period for assessment, after giving effect to extensions or waivers, has expired;

                           (xi) no member of the Group is or has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, and the Parent is not required to withhold Tax on the purchase of the capital stock of the Company by reason of
        Section 1445 of the Code (the Company will provide the Parent and Merger Sub with a certificate, signed on the date of this Agreement and satisfying the requirements of Treasury Regulations Section 1.897-2(h) and 1.1445-2(c)(3), to the effect that each member of the Group was not a United States real property holding corporation within the meaning of
        Section 897(c)(2) of the Code at any time during the five-year period preceding the date hereof);

                           (xii) no member of the Group has entered into any compensatory agreements with respect to the performance of services the payment under which would result in a nondeductible expense to the Group pursuant to Section 280G of the Code or an excise tax to the recipient of such payment pursuant to Section 4999 of the Code;

                           (xiii) there are no requests for rulings or determinations in respect of any Tax pending between any Group member and any taxing authority;

                           (xiv) no member of the Group owns any interest in real property in the State of New York or in any other jurisdiction in which a Tax is imposed on the transfer of a controlling interest in an entity that owns any interest in real property;

                           (xv) the Company is not a party to any material agreement providing for the allocation or sharing of Taxes; and

                           (xvi) there has been no change in the method of accounting utilized by the Company that would require a material adjustment to taxable income under Section 481 of the Code.

For purposes of this Agreement, "Taxes" or "Tax" means all federal, state, local, and foreign taxes, levies, and other assessments, including without limitation, all income, excise, property, sales, use, value added, transfer, franchise, profits, withholding, payroll, social security, medicare, or other taxes, including any interest, additions to tax, and penalties applicable thereto; "Tax Return" means any return, declaration, statement, report, estimate, schedule, information return (including information returns or reports with respect to backup withholding and other payments to third parties), and other document (including any related or supporting information) with respect to Taxes; and "Group" means (i) the Company and (ii) any individual, trust, corporation, partnership, or any other entity as to which the Company is liable for Taxes either as a transferee, pursuant to Treasury Regulations Section 1.1502-6, or pursuant to any other provision of federal, territorial, state, local or foreign law or regulations.

                           (b) After the date of this Agreement, the Company
will furnish the Parent with copies of all federal and state income or franchise Tax Returns of the Company requested by the Parent. No member of the Group does business in or derives income from any state, local, territorial, or foreign taxing jurisdiction other than those for which all Tax Returns have been furnished to Parent.

                           (c) The Internal Revenue Service is currently
examining claims for refund filed by the Company with the Internal Revenue Service as a result of carrybacks of certain net operating losses (the "Refund Claim"). The Company received $22,502,000 in such refunds. The Company has furnished the Parent with a chronology, prepared by Deloitte & Touche LLP, identifying the principal events relating to the Refund Claim, including a description of meetings and summaries of conversations with representatives of the Internal Revenue Service. The Company has made available to the Parent all notices and correspondence between the Internal Revenue Service and the Company regarding the

Refund Claim, and the Company will provide copies of any such notices and correspondence received after the date hereof. The Company has not received any comparable refund with respect to any state or local Taxes.

SECTION 3.18.              Real Estate.

                           (a) Section 3.18 of the Company Disclosure Schedule
identifies each parcel of real property owned or leased by the Company (the "Company Real Property"). The Company has good, marketable, and indefeasible fee simple title to each property identified as owned by it free and clear of all Liens other than (i) Liens that do not, individually or in the aggregate, materially impair the conduct by the Company of its business thereon or materially detract from the value thereof, (ii) Liens for taxes accrued but not yet payable, and (iii) Liens that secure obligations of the Company under the CITBC Financing Agreement and under the United States National Bank of Oregon promissory note dated July 31, 1996 and related deed of trust ("Permitted Encumbrances"). The Company holds a valid leasehold interest under a lease or sublease covering each property identified as leased by it free and clear of all Liens other than Permitted Encumbrances.

                           (b) Section 3.18 of the Company Disclosure Schedule
sets forth a tables that show, with respect to each of the store leases included in the Company Real Property (the "Company Store Leases"), (i) base rent for each fiscal year through 2002 and (ii) lease expiration, options, rent for the current fiscal year, rent during the first option period, and percentage rent.

                           (c) After the execution and delivery of this
Agreement, the Company will make available to the Parent a complete, correct, and current copy of each of the Company Store Leases, including any modifications and supplements. Except as set forth in Section 3.18 of the Company Disclosure Schedule, (i) all of the Company Store Leases are in full force and effect, (ii) the Company and, to the knowledge of Company, all other parties to the Company Store Leases have, in all material respects, duly and timely performed their obligations and are not in default under the Company Store Leases, and the Company is not currently withholding any rent due under any of the Company Store Leases, (iii) the Company has not given or received any notice of a material default under any of the Company Store Leases, (iv) no event has occurred or condition exists that, with the giving of notice, the passage of time, or both, would constitute a material default by the Company or, to the knowledge of the Company, any other party under any of the Company Store Leases, (v) neither the Company nor, to the knowledge of the Company, any other party has waived, or extended the time for the performance of, any material obligations under the Company Store Leases, and (vi) to the knowledge of the Company, none of the Company Store Leases is subject to any impending cancellation.

                           (d) Except as set forth in Section 3.18 of the
Company Disclosure Schedule, no third parties have any rights to use or occupy any of the Company Real Property, whether as tenants, subtenants, holders of easements or licenses, or otherwise.

                           (e) The use of the Company Real Property by the
Company in its business as presently and ordinarily conducted conforms with applicable zoning laws, regulations, and permits, except where the failure to conform would not have a Company Material Adverse Effect. In addition, (i) no zoning changes are pending or, to the knowledge of the Company, threatened that would prohibit or make nonconforming the use of any of the Company Real Property as presently and ordinarily used, (ii) no condemnation or eminent domain proceedings are pending or, to the knowledge of the Company, threatened with respect to any of the Company Real Property, and (iii) no landlord or public authority is installing, or, to the knowledge of the Company, planning to install, any material improvements the cost of which might, in full or in part, be assessed against the Company.

SECTION 3.19.              Personal Property.

                           Except as set forth in 3.19 of the Company Disclosure
Schedule, the Company has good and marketable title to all of the material personal property reflected in the October 1997 Balance Sheet (other than personal property sold since that date in the ordinary course of business) free and clear of all Liens other than Permitted Encumbrances.

SECTION 3.20.              Intellectual Property Rights.

                           (a) Section 3.20 of the Company Disclosure Schedule
identifies all Intellectual Property Rights (as defined in Section 3.20(b)) that are owned or licensed by the Company or used in its business.

                           (b) The Company has registered the names "House of
Fabrics" and "So-Fro Fabrics." The Company's right to continue to use the names "House of Fabrics," "Fabricland," "Fabric King," and "So-Fro Fabrics" as now used in the Company's business is not subject to any pending, or, to the knowledge of the Company, threatened challenge. To the knowledge of the Company, the Company owns or licenses all other Intellectual Property Rights required to conduct their business as presently and ordinarily conducted. Except for the matters identified in Section 3.20 of the Company Disclosure Schedule, (i) the Company has not been sued, charged in writing with, or named a defendant in, any claim, suit, action, or proceeding involving a material claim of infringement of any Intellectual Property Rights of others that has not been resolved without the imposition of any restrictions on the right of the Company to engage in any activities relating to its business, (ii) to the knowledge of the Company, there is no threatened material claim of infringement by the Company of any Intellectual Property Rights of others, and (iii) to the knowledge of the Company, there is no material continuing infringement by others of the Intellectual Property Rights of the Company. Except as set forth in Section 3.20 of the Company Disclosure Schedule, no Intellectual Property Rights of the Company are subject to any outstanding order, judgment, decree, stipulation, or agreement restricting the use thereof by the Company. Except as set forth in Section 3.20 of the Company Disclosure Schedule, the Company has not entered into any agreement to indemnify any other individual or entity against any charge of infringement of any Intellectual Property Right.

                           (b) For purposes of this Agreement, "Intellectual
Property Rights" means trade names, trademarks, service marks, and copyrights, registrations thereof or applications therefor, the preferred customer mailing list or lists maintained by the Company, and any other relevant proprietary intellectual property rights.

SECTION 3.21.              Environmental Protection.

                           (a) Except as set forth in Section 3.21 of the
Company Disclosure Schedule, (i) the Company has no material liability arising out of the generation, use, transportation, treatment, storage, release, or disposal of any Hazardous Material (as defined in Section 3.21(b)) in violation of any Environmental Requirement (as defined in Section 3.21(c)), (ii) the Company is in compliance with all applicable Environmental Requirements, except where non-compliance would not result in a material liability to the Company,
(iii) no notice, order, decree, notice of violation, or other notice has been received by the Company alleging that the Company is, in any material respect, in violation of any Environmental Requirement, (iv) no notice has been received by the Company of the existence or pendency of any investigation, claim, lawsuit, proceeding, or similar action arising under any Environmental Requirement, and (v) the Company has all material permits, licenses, and other authorization required by applicable Environmental Requirements, and the Company is, in all material respects, in compliance with the terms of those permits.

                           (b) For the purposes of this Agreement, a "Hazardous
Material" is any material or substance that is defined or listed in, or otherwise classified pursuant to, any applicable Environmental Requirement as a hazardous substance, hazardous material, hazardous waste, toxic substance or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, radioactivity, carcinogenicity, reproductive toxicity, or "EP toxicity", including, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum and drilling fluids, and produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas, or geothermal energy.

                           (c) For the purposes of this Agreement, an
"Environmental Requirement" is any law, statute, code, act, ordinance, order, judgment, decree, injunction, rule, regulation, permit, license, authorization, direction, or requirement of any government, department, commission, board, court, authority, agency, official, or officer relating to (i) the generation, use, storage, transportation, or disposal of any Hazardous Material or (ii) the protection of the environment, land use, or the safety, health, and welfare of human, animal, or plant life, including, without limitation, the Clean Air Act, the Clean Water Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, the Hazardous Materials Transportation Act and the Toxic Substances Control Act, each as amended or supplemented to date, and any analogous local, state, or federal statute and any regulations promulgated pursuant thereto.

SECTION 3.22.              Insurance.

                           Section 3.22 of the Company Disclosure Schedule
lists, and the Company has made available to the Parent or its representatives for review current and complete copies of, all insurance policies, binders, and surety and fidelity bonds relating to the Company (including, without limitation, all policies or binders of casualty, general liability, and workers' compensation), all of which are currently in effect. All premiums and other amounts due and payable under each such policy, binder, and bond have been paid. The Company is not in default with respect to any material provision contained in any such policy, binder, or bond and has not failed to give any notice of or present any material claim thereunder as required under the terms thereof. Except as set forth on Section 3.22 of the Company Disclosure Schedule, the Company has not received any written notice of cancellation or non-renewal of any such policy, binder, or bond. Except as set forth on Section 3.22 of the Company Disclosure Schedule, the Company has not received any written notice from any of its insurance carriers that any insurance premiums paid by it will be materially increased in the future as a result of the claims experience of the Company. Except as set forth on Section 3.22 of the Company Disclosure Schedule, adequate reserves have been established for all claims under any such policy, binder, and bond as to which the insurer has denied coverage.

SECTION 3.23.              Indemnification.

                           Except as set forth in the certificate of
incorporation and bylaws of the Company or as disclosed in Section 3.23 of the Company Disclosure Schedule, (a) the Company is not a party to any indemnification agreement with any of its present or former directors, officers, employees, agents, or other persons who serve in any similar capacity with the Company or any other enterprise at the request of the Company, and (b) to the knowledge of the Company, there are no material pending claims or material overt threats of claims for which any such person would be entitled to indemnification under Section 6.01 if such provisions were deemed to be in effect.

SECTION 3.24.              Board Approval and Recommendation.

                           Prior to the execution of this Agreement, the Board
of Directors of the Company, at a meeting duly called and held, unanimously (a) determined that this Agreement and the transactions contemplated hereby, including the Merger and the Offer, are fair to the stockholders of the Company,
(b) approved this Agreement and the transactions contemplated hereby, and (c) recommended that the Company's stockholders tender their shares of Common Stock pursuant to the Offer and, if applicable, approve this Agreement and the transactions contemplated herein, including the Merger.

SECTION 3.25.              Vote Required.

                           The only vote of the holders of any class or series
of capital stock of the Company necessary to approve the Merger is the affirmative vote of the holders of a majority of the outstanding shares of Common Stock. No provision of the Company's Certificate of Incorporation or Bylaws, or of any other instrument binding on the Company, would required the vote of the holders of any class or series of capital stock of the Company to approve the Merger if, at the Effective Time, Merger Sub owns at least 90% of the shares of Common Stock outstanding at the Effective Time. There is no vote of the holders of any class or series of capital stock of the Company necessary in order for Merger Sub to commence and consummate the Offer.

SECTION 3.26.              Opinion of Financial Advisor.

                           The Company has received the opinion of DLJ to the
effect that, as of the date of such opinion, the consideration to be received by the stockholders of the Company pursuant to the Offer and the Merger is fair to such stockholders from a financial point of view.

SECTION 3.27.              Finders and Investment Bankers.

                           Except for F.M. Roberts and DLJ, no investment
banker, broker, finder, or other similar intermediary has been retained by or is authorized to act on behalf of the Company who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement. The Company has provided the Company with a copy of the engagement letters, as amended to date, with each such intermediary. The fees of these intermediaries will be paid by the Company.

SECTION 3.28.              Takeover Statutes; No Shareholder Rights Plan.

                           The Board of Directors of the Company has expressly
approved the acquisition of shares of Common Stock by Merger Sub pursuant to the Offer and the

Merger for purposes of Section 203 of the Delaware Law. The Company does not have a shareholder rights plan (or "poison pill").


                                   ARTICLE IV
                        REPRESENTATIONS AND WARRANTIES OF
                            THE PARENT AND MERGER SUB

                           The Parent and Merger Sub jointly and severally
represent and warrant to the Company that:

SECTION 4.01.              Corporate Existence.

                           The Parent and Merger Sub are corporations duly
incorporated, validly existing, and in good standing under the laws of the State of Ohio and Delaware, respectively.

SECTION 4.02.              Corporate Authorization.

                           The execution and delivery by the Parent and Merger
Sub of this Agreement, the purchase by Merger Sub of shares of Common Stock pursuant to the Offer, the consummation of the Merger by the Parent and Merger Sub, and the performance by the Parent and Merger Sub of their other obligations under this Agreement are within their respective corporate powers and authority and have been duly authorized by all necessary corporate action on the part of the Parent and Merger Sub, respectively. This Agreement has been duly executed and delivered by the Parent and Merger Sub and, assuming the due authorization, execution, and delivery hereof by the Company, constitutes a legal, valid, and binding agreement of the Parent and Merger Sub.

SECTION 4.03.              Governmental Authorization.

                           The execution and delivery by the Parent and Merger
Sub of this Agreement, the purchase of shares of Common Stock by Merger Sub pursuant to the Offer, and the consummation of the Merger, and the performance by the Parent and Merger Sub of their other obligations under this Agreement do not require any consent, approval, authorization, or permit of, other action by, or filing with, any governmental body, agency, official, or authority other than
(i) as set forth on Section 4.03 of the Disclosure Schedule delivered by the Parent to the Company concurrently with the execution and delivery of this Agreement (the "Parent Disclosure Schedule"), (ii) the filing of appropriate certificates of merger in accordance with Delaware Law, (iii) the filing and delivery of the Offer Documents, (iv) compliance with applicable requirements of the HSR Act, and (v) the filing of the proxy materials referred to in Section 5.05(b), except where the failure of any such action to be taken or filing to be made is not reasonably likely to prevent or delay consummation of the Offer or the Merger.

SECTION 4.04.              Non-Contravention.

                           The execution and delivery by the Parent and Merger
Sub of this Agreement, the purchase by Merger Sub of the shares of Common Stock pursuant to the Offer, the consummation of the Merger, and the performance by the Parent and Merger Sub of their other obligations under this Agreement do not and will not (i) contravene or conflict with the articles of incorporation or code of regulations of the Parent or the certificate of incorporation or bylaws of Merger Sub, (ii) assuming compliance with the matters referred to in Section 4.03, contravene, conflict with, or constitute a violation of any provision of any material law, rule, regulation, judgment, injunction, order, or decree binding upon or applicable to the Parent, Merger Sub, or any of their Subsidiaries, (iii) constitute a material default, give rise to a right of termination, cancellation, or acceleration of any material right or obligation of the Parent, Merger Sub, or any of their Subsidiaries, or give rise to a loss of any material benefit to which the Parent, Merger Sub, or any of their Subsidiaries is entitled, or is reasonably likely to prevent or delay consummation of the Offer or the Merger, under any provision of any agreement or other instrument binding upon the Parent, Merger Sub, or any of their Subsidiaries or any license, franchise, permit, or other similar authorization held by the Parent, Merger Sub, or any of their Subsidiaries, or (iv) result in the creation or imposition of any material Lien on any asset of the Parent, Merger Sub, or any of their Subsidiaries.

SECTION 4.05.              Parent SEC Reports.

                           Since July 31, 1996, the Parent has, in all material
respects, filed all forms, reports, statements, and other documents required to be filed by it with the SEC, including without limitation (a) all Annual Reports on Form 10-K, (b) all Quarterly Reports on Form 10-Q, (c) all proxy statements relating to meetings of stockholders (whether annual or special), (d) all Current Reports on Form 8-K, and (e) all other reports, schedules, registration statements, or other documents required to be filed with the SEC. (All of the documents filed by the Parent with the SEC during such period, including all exhibits contained or incorporated by reference in such documents, are collectively referred to as the "Parent SEC Reports"). The Parent SEC Reports
(i) were prepared in all material respects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

SECTION 4.06.              Financial Statements; No Undisclosed Liabilities.

                           The audited consolidated financial statements and
unaudited consolidated interim financial statements (including the related notes and schedules) of the Parent and its consolidated Subsidiaries included or incorporated by reference in the Parent SEC Reports (the "Parent Financial Statements") were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods reflected therein (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Parent and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended, subject, in the case of any unaudited interim financial statements, to normal year-end adjustments, none of which would be reasonably likely to be, individually or in the aggregate, material in amount. Neither the Parent, Merger Sub, nor any of their Subsidiaries has any liabilities, whether accrued, contingent, or otherwise, other than (a) liabilities disclosed in Section 4.06 of the Parent Disclosure Schedule or the Parent SEC Reports, (b) liabilities for which the Parent has made adequate reserves as reflected in the balance sheet as of November 1, 1997 included in the Parent Financial Statements, (c) liabilities, ordinary in nature and amount, incurred since November 1, 1997, and (d) liabilities in an aggregate amount that is not material to the Parent, Merger Sub, and their Subsidiaries, taken as a whole.

SECTION 4.07.              Litigation.

                           There are no material actions, suits, or proceedings
pending before, or, to the knowledge of the Parent, any pending investigation by, any court or arbitrator or any governmental body, agency, official, or authority against the Parent or any of its Subsidiaries, or involving any of their properties, that seek to restrain or prohibit the consummation of the Offer or the Merger or is reasonably likely to result in a Parent Material Adverse Effect. To the knowledge of the Parent, there is no material threat of any such action, suit, or proceeding.

SECTION 4.08.              Vote Required.

                           No vote of the holders of any class or series of
capital stock of the Parent is necessary to approve the purchase of shares of Common Stock pursuant to the Offer or the consummation of the Merger. The Merger has been approved by the affirmative vote of the holder of all of the outstanding shares of Merger Sub Common Stock, and no other vote of the holders of any class or series of capital stock of Merger Sub is necessary in order for Merger Sub to commence and consummate the Offer and to consummate the Merger.

SECTION 4.09.              Availability of Funds.

                           The Parent and Merger Sub have available to them, and
will maintain the availability of, sufficient funds to enable them to consummate the transactions contemplated by this Agreement.

SECTION 4.10.              Fraudulent Conveyance.

                           Assuming the accuracy of the representations and
warranties of the Company in this Agreement, the Parent has no reason to believe that the financing to be provided to the Parent to effect the Offer and the Merger will cause (i) the fair salable value of the Surviving Corporation's assets to be less than the total amount of its existing liabilities, (ii) the fair salable value of the assets of the Surviving Corporation to be less than the amount that will be required to pay its probable liabilities on its existing debts as they mature, (iii) the Surviving Corporation not to be able to pay its existing debts as they mature, or (iv) the Surviving Corporation to have an unreasonably small capital with which to engage in its business.

SECTION 4.11.              Finders and Investment Bankers.

                           Except for McDonald & Company Securities, Inc., no
investment banker, broker, finder, or other similar intermediary has been retained by or is authorized to act on behalf of the Parent or Merger Sub who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement. The fees of McDonald & Company Securities, Inc. will be paid by the Parent.


                                    ARTICLE V
                            COVENANTS OF THE COMPANY

                           The Company agrees that:

SECTION 5.01.              Conduct of the Company.

                           Except as expressly contemplated or permitted by this
Agreement or approved in writing by the Parent, from the date of this Agreement until the time that the designees of Merger Sub have been appointed to the Board of Directors of the Company in accordance with Section 1.01(d), the Company will conduct its business in the ordinary course consistent with past practice. Subject to the foregoing exceptions, from the date hereof until the time that the designees of Merger Sub have been appointed to the Board of Directors of the
Company:

                           (a) the Company will not adopt or approve any
amendment to its certificate of incorporation or bylaws;

                           (b) the Company will not merge, consolidate, or enter
into a share exchange with any other Person, acquire a material amount of capital stock or assets of any other Person, or sell, lease, license, mortgage, pledge, or otherwise dispose of a material amount of assets to any other Person, except for the purchase or sale of merchandise inventory in the ordinary course of business consistent with past practice;

                           (c) the Company will not declare, set aside, or pay
any dividends, make any distributions in respect of shares of Common Stock or other capital stock of the Company, or redeem, repurchase, or otherwise acquire any shares of Common Stock or other capital stock of the Company;

                           (d) the Company will not (i) issue, deliver, or sell,
or authorize the issuance, delivery, or sale of, any Common Stock or other capital stock of the Company, other than the issuance of shares of Common Stock upon the exercise of Company Options or Series B Warrants granted prior to the date hereof, (ii) split, combine, or reclassify any shares of Common Stock, or
(iii) amend the terms of any outstanding voting securities;

                           (e) the Company will not, without the prior written
consent of the Parent, which consent will not be unreasonably withheld or delayed, enter into any new store lease, extend the term of any existing store lease, or make any commitment or enter into any contract or agreement that, if it were in existence on the date hereof, would be required to be disclosed in
Section 3.11 of the Company Disclosure Schedule;

                           (f) except to the extent required by law or by
existing written agreements or plans disclosed in the Company SEC Reports or in the Company Disclosure Schedule, the Company will not increase in any manner the compensation or fringe benefits of any of its directors or officers (other than annual increases, in the ordinary course of business consistent with past practices, in the compensation or fringe benefits of any officers who are not executive officers), pay any pension or retirement allowance to any such directors or officers, become a party to, amend, or commit itself to any pension, retirement, profit-sharing, welfare benefit plan, or employment agreement with or for the benefit of any such director or officer, grant any severance or termination pay or stay-in- place bonus to any such director or officer, or increase the benefits payable under any existing severance or termination pay or stay-in-place bonus policies;

                           (g) the Company will not make any material Tax
election or settle or compromise any material federal, state, local, or foreign Tax liability (including the Refund Claim);

                           (h) the Company will not change its accounting
procedures and practices in any material respects, including but not limited to those relating to inventory valuation and reserves, except to the extent required by changes in generally accepted accounting principles; and

                           (i) the Company will not agree to do any of the
foregoing.

SECTION 5.02.              Access to Information.

                           From the date hereof until the Effective Time or
earlier termination of this Agreement, the Company will, upon reasonable notice, give the Parent, its counsel, financial advisors, auditors, and other authorized representatives reasonable access during regular business hours to the offices, properties, books, and records of the Company, and will furnish to the Parent, its counsel, financial advisors, auditors, and other authorized representatives such financial and operating data and other information as they may reasonably request, for the purpose of evaluating the financial condition, results of operations, business, and properties of the Company, and will instruct the Company's employees, counsel, and financial advisors to cooperate with the Parent in its evaluation. All information provided to, or obtained by, the Parent or Merger Sub in connection with the transactions contemplated hereby will be "Evaluation Material" for purposes of the confidentiality agreement, dated October 30, 1997, between the Parent and the Company (the "Confidentiality Agreement").

SECTION 5.03.              Other Offers.

                           (a) From the date hereof until the Effective Time or
the earlier termination of this Agreement, the Company will not, and will direct and use all reasonable efforts to cause the directors, officers, employees, and agents of the Company not to, directly or indirectly, (i) take any action to solicit, to initiate, or knowingly to encourage any Company Acquisition Proposal (as defined below), (ii) engage or participate in discussions or negotiations, or enter into agreements, with any Person with respect to a Company Acquisition Proposal, or (iii) in connection with a Company Acquisition Proposal, disclose any nonpublic information relating to the Company or afford access to the properties, books, or records of the Company to any Person, except that the Company may take action described in clause (ii) or (iii) if (A) such action is taken in connection with an unsolicited Company Acquisition Proposal, (B) in the good faith judgment of the Board of Directors of the Company, after consultation with outside counsel, the failure to take such action would not be consistent with the fiduciary duties of the Board of Directors under applicable law, and
(C) in the case of the disclosure of nonpublic information relating to the Company in connection with a Company Acquisition Proposal, such information is covered by a confidentiality agreement that provides substantially the same protection to the Company as is afforded by the Confidentiality Agreement. The Company will promptly notify the Parent orally and in writing of any Company Acquisition Proposal or any inquiries with respect thereto. Any such written notification will include the identity of the Person making such inquiry or Company Acquisition Proposal and a description of the material terms of such Company Acquisition Proposal (or the nature of the inquiry) and will indicate whether the Company is providing or intends to provide the person making the Company Acquisition Proposal with access to nonpublic information relating to the Company or any of its Subsidiaries. For purposes of this Agreement, "Company Acquisition Proposal" means any good faith offer or proposal for (x) a merger or other business combination involving the Company and any Person (other than the Parent, Merger Sub, or any other Subsidiary of either the Parent or Merger Sub), (y) an acquisition by any Person (other than the Parent, Merger Sub, or any other Subsidiary of either the Parent or Merger Sub) of assets or earning power of the Company, in one or more transactions, representing 15% or more of the consolidated assets or earning power of the Company, or (z) an acquisition by any Person (other than the Parent, Merger Sub, or any other Subsidiary of either the Parent or Merger Sub) of securities representing 15% or more of the voting power of the Company.

                           (b) Except as set forth in this Section 5.03(b),
neither the Board of Directors of the Company nor any committee thereof will (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to the Parent or Merger Sub, the approval or recommendation by such Board of Directors or such committee of the Offer, the Merger, or this Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, any Company Acquisition Proposal, or (iii) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement, or other similar agreement (in each case, an "Acquisition Agreement") related to any Company Acquisition Proposal, except that, in any case set forth in clause (i), (ii), or (iii) above, prior to the acceptance for payment of shares of Common Stock pursuant to the Offer, the Board of Directors of the Company may, in response to an unsolicited Company Acquisition Proposal, (A) withdraw or modify its approval or recommendation of the Offer, the Merger, or this Agreement or (B) approve or recommend any such Company Acquisition Proposal if, in the case of any action described in clause (A) or (B), in the good faith judgment of the Board of Directors of the Company, after consultation with outside counsel, the failure to take such action would not be consistent with the fiduciary duties of the Board of Directors under applicable law and, in the case of the actions described in clause (B), concurrently with such approval or recommendation the Company terminates this Agreement and promptly thereafter enters into an Acquisition Agreement with respect to a Company Acquisition Proposal.

                           (c) Nothing contained in this Agreement will prohibit
the Company from taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the Company's stockholders if, in the good faith judgment of the Board of Directors of the Company, after consultation with outside counsel, failure so to disclose would be inconsistent with applicable law; provided that, neither the Company nor its

Board of Directors nor any committee thereof will, except as permitted by
Section 5.03(b), withdraw or modify, or propose to withdraw or modify, its position with respect to the Offer, the Merger, or this Agreement or approve or recommend, or propose to approve or recommend, a Company Acquisition Proposal.


SECTION 5.04.              Notices of Certain Events.

                           The Company will promptly notify the Parent of:

                           (i) any notice or other communication from any Person
alleging that the consent of any third party (other than consents listed in Section 3.03, 3.05, or 3.18 of the Company Disclosure Schedule) is or may be required in connection with the transactions contemplated by this Agreement;

                           (ii) any material notice or other communication from
any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement;

                           (iii) any action, suit, claim, or proceeding
commenced against, or, to the knowledge of the Company, any material threat of an action, suit, claim, or proceeding made against, or any pending investigation of, the Company that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3.13 or that relate to the transactions contemplated by this Agreement; and

                           (iv) the receipt by the Company subsequent to the
date of this Agreement of any notice of, or other communication relating to, a material default, or an event that, with the giving of notice, the lapse of time, or both would become a material default, under any Contract.

SECTION 5.05.              Merger Meeting; Proxy Statement.

                           (a) If required by Delaware Law in order to
consummate the Merger, as soon as practicable following the purchase of shares of Common Stock pursuant to the Offer, the Company will take all action necessary in accordance with Delaware Law and with the Company's certificate of incorporation and bylaws to convene a meeting of its stockholders to approve the Merger and adopt this Agreement (the "Merger Meeting"). The Company's Board of Directors will recommend that the Company's stockholders approve the Merger and adopt this Agreement, and will cause the Company to use all reasonable efforts to solicit from the stockholders proxies to vote therefor, unless (i) in the good faith judgment of the Board of Directors of the Company, after consultation with outside counsel, such recommendation would not be consistent with the fiduciary duties of the Board of Directors under applicable law or (ii) this Agreement is terminated in accordance with Article IX.

                           (b) The Company will, if required by law for the
consummation of the Merger, prepare and file with the SEC preliminary proxy materials relating to the approval of the Merger and the adoption of this Agreement by the Company's stockholders, and will file with the SEC revised preliminary proxy materials, if appropriate, and definitive proxy materials in a timely manner as required by the rules and regulations of the SEC. Subject to the last sentence of Section 5.05(a), the proxy materials relating to the Merger Meeting will include the recommendation of the Company's Board of Directors.

SECTION 5.06.              Information Systems.

                           From the date hereof until the Effective Time, the
Company will provide the Parent with all information regarding the Company's information systems (including hardware, operating systems, applications, database layouts, and related source code and documentation) requested by the Parent that is reasonably available to the Company. To the extent practicable, without disrupting the operation of the Company's business, the Company will permit the Parent to test the Company's information systems, including tests relating to the conversion of the Company's operating systems, applications, and databases to the Parent's information systems.


                                   ARTICLE VI
                     COVENANTS OF THE PARENT AND MERGER SUB

                           The Parent and Merger Sub agree that:

SECTION 6.01.              Director and Officer Liability.

                           (a) The certificate of incorporation and the bylaws
of the Surviving Corporation will contain the provisions with respect to exculpation from liability and indemnification set forth in the certificate of incorporation and bylaws of the Company as of the date hereof, which provisions (together with all provisions regarding indemnification or exculpation from liability contained in any agreements or commitments of the Company) will not be amended, repealed, or otherwise modified in any manner that would adversely affect the rights thereunder of individuals who at the Effective Time were present or former directors, officers, employees, or agents of the Company, unless such modification is required by law.

                           (b) From and after the Effective Time, the Parent and
the Surviving Corporation will, jointly and severally, indemnify, defend, and hold harmless the present and former directors and officers of the Company against all losses, claims, damages, and liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding, or investigation, whether civil, criminal, administrative, or investigative, to which any of them was or is a party or is threatened to be made a party by reason of the fact that he or she was or is a director or officer of the Company in respect of acts or omissions occurring at or prior to the Effective Time to the fullest extent that the Company would have been permitted to indemnify such Person under applicable law and the certificate of incorporation and bylaws of the Company or any other agreements or commitments in effect on the date hereof. The Parent will use all reasonable efforts to, without any lapse in coverage, either (i) for at least six years after the Effective Time, provide officers' and directors' liability insurance ("D&O Insurance") in respect of acts or omissions occurring at or prior to the Effective Time covering each such Person currently covered by the Company's D&O Insurance policy on terms with respect to coverage and amount no less favorable than those of such policy in effect on the date hereof; provided that, in no event will the Parent be required to pay per annum more than 150% of the last premium (annualized) paid by the Company for such policy prior to the date hereof, (ii) purchase tail insurance in respect of the Company's existing D&O Insurance for six years for a premium not to exceed the present value (discounted at the rate of 10% per annum) of the maximum annual premiums payable under clause (i) above, or (iii) if such D&O Insurance or tail insurance is only available at premiums in excess of the maximum premiums set forth in clauses (i) or (ii), as applicable, then purchase the highest level of D&O Insurance or tail insurance available for such maximum premium.

                           (c) Any Person who is entitled to indemnification
under Section 6.01(b) (an "Indemnified Party") wishing to claim such indemnification, upon learning of any such claim, action, suit, proceeding, or investigation, will promptly notify the Parent thereof, but failure to notify the Parent will not relieve the Parent of liability except to the extent the Parent is materially and adversely affected thereby. In the event of any such claim, action, suit, proceeding, or investigation (whether arising before or after the Effective Time), (i) the Parent or the Surviving Corporation will have the right to assume the defense, and the Parent will not be liable to any of the Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by them in connection with the defense, except that, if the Parent or the Surviving Corporation elects not to assume the defense or counsel for the Indemnified Parties advises that, in such counsel's reasonable judgment, there are issues that constitute conflicts of interest between the Parent or the Surviving Corporation and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and the Parent or the Surviving Corporation will pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided that, the Parent will be obligated pursuant to this paragraph
(c) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction, (ii) the Indemnified Parties will cooperate in the defense of any such matter, and (iii) the Parent will not be liable for any settlement effected without its prior written consent; and provided further that, the Parent will not have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction ultimately determines, and such determination becomes final and nonappealable, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law.

                           (d) If the Surviving Corporation or any of its
successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving Person in the consolidation or merger or (ii) transfers all or substantially all of its assets to any Person, then and in each such case, proper provisions will be made so that the successors and assigns of the Surviving Corporation will assume all of the obligations of the Surviving Corporation under this Article VI.

                           (e) The provisions of this Article VI are intended to
be for the benefit of, and will be enforceable by, each of the present and former directors, officers, employees, and agents, their heirs and their representatives.

SECTION 6.02.              Merger Meeting.

                           The Merger will be consummated as soon as practicable
(and in no event later than six months) after the purchase of shares of Common Stock pursuant to the Offer. If Merger Sub is able to do so under Delaware Law, it will consummate the Merger pursuant to the "short form" merger provisions of Delaware Law. The Parent will vote, or cause to be voted, all shares of Common Stock beneficially owned by it in favor of the Merger.

SECTION 6.03.              Employee Benefits.

                           The Parent expects that it will provide the employees
of the Company with benefits which, in the aggregate, are substantially comparable to the benefits provided from time to time by the Parent to other employees of the Parent or its Subsidiaries in similar positions. The Parent agrees that, during the period commencing at the Effective Time and ending on the second anniversary thereof, the benefits provided to such employees will be not less favorable, in the aggregate, than the benefits provided by the Company on the date of this Agreement. The Parent will cause each employee benefit plan of the Parent in which employees of the Company are eligible to participate to take into account, for purposes of eligibility and vesting, the service of such employees with the Company as if such service were with the Parent, to the same extent that such service was credited under a comparable plan of the Company. The Parent will, and will cause the Surviving Corporation to, honor in accordance with their terms, (i) all employee benefit obligations to current and former employees of the Company accrued and vested as of the Effective Time and
(ii) to the extent set forth in Section 3.15 of the Company Disclosure Schedule, all employee severance plans in existence on the date hereof and all employment or severance agreements entered into prior to the date hereof.

                                   ARTICLE VII
              COVENANTS OF THE PARENT, MERGER SUB, AND THE COMPANY

                           The Parent, Merger Sub, and the Company agree that:

SECTION 7.01.              Reasonable Efforts.

                           Subject to the terms and conditions of this
Agreement, each party will use its all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or advisable under applicable laws and regulations to satisfy the conditions to closing and consummate the transactions contemplated by this Agreement as promptly as practicable.

SECTION 7.02.              Certain Filings and Consents.

                           The Company and the Parent will cooperate with one
another (a) in determining whether any action by or in respect of, or filing with, any governmental body, agency, official, or authority is required, or any actions, consents, approvals, or waivers are required to be obtained from parties to any Contracts ("Third Party Consents"), in connection with the transactions contemplated by this Agreement and (b) in attempting to take all such actions, to make all such filings, and to obtain all such consents, approvals, and waivers. The Company and the Parent will each promptly file Notification and Report Forms under the HSR Act and respond as promptly as practicable to all requests for additional information or documentation received from the Antitrust Division of the United States Department of Justice or the Federal Trade Commission. Notwithstanding the foregoing, nothing contained in this Agreement will require the Company, the Parent, or and of the Parent's Subsidiaries (i) to initiate or defend any material pending or threatened litigation to which any governmental or regulatory authority (including the Antitrust Division of the Justice Department and the Federal Trade Commission) is a party, (ii) to agree or otherwise become subject to any material limitations on (A) the right of the Parent or the Company, as the Surviving Corporation, effectively to control or operate the business, assets, or operations of the Company following the Offer or the Merger, (B) the right of the Parent or the Company, as the Surviving Corporation, to acquire or hold the business, assets, or operations of the Company as a result of the Merger, (C) the right of Merger Sub to exercise its rights of ownership of the Common Stock purchased by it in the Offer, or the right of the Parent to exercise its rights of ownership of the Common Stock of the Company, as the Surviving Corporation, after consummation of the Merger, including but not limited to the right to vote the Common Stock on all matters properly presented to the Company's stockholders, or (iii) to agree or otherwise be required to sell or dispose of, hold separate (through the establishment of a trust or otherwise), or divest itself of twenty-five (25) stores or more (whether stores of the Company, the Parent, or any of the Parent's Subsidiaries).

SECTION 7.03.              Public Announcements.

                           The Parent and the Company will consult with each
other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated by it and, except as may be required by applicable law or any listing agreement with the New York Stock Exchange, Inc. or The NASDAQ Stock Market, Inc., will not issue any such press release or make any such public statement prior to such consultation. The Company will not issue any press release or make any public statement that might constitute the commencement of the Offer without the prior written consent of the Parent.


                                  ARTICLE VIII
                            CONDITIONS TO THE MERGER

SECTION 8.01.              Conditions to the Obligations of Each Party.

                           The obligations of the Company, the Parent, and
Merger Sub to consummate the Merger are subject to the satisfaction of the following conditions:

                           (a) if required by applicable law, the Merger has
been approved, and this Agreement has been adopted, by the requisite vote of the Company's stockholders;

                           (b) Merger Sub has purchased all shares of Common
Stock that are validly tendered and not properly withdrawn in accordance with the Offer; and

                           (c) no provision of any applicable domestic law or
regulation, and no judgment, injunction, order, or decree of a court or governmental agency or authority of competent jurisdiction, that has the effect of making the Offer or the Merger illegal or otherwise restrains or prohibits the purchase of shares of Common Stock pursuant to the Offer or the consummation of the Merger is in effect.

SECTION 8.02. Conditions to the Obligations of the Parent and Merger Sub.

                           The obligations of the Parent and Merger Sub to
consummate the Merger are subject to the compliance by the Company with its obligations under Section 1.01(d).

                                   ARTICLE IX
                                   TERMINATION

SECTION 9.01.              Termination.

                           This Agreement may be terminated, and the Offer and
the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of the Merger and adoption of this Agreement by the Company's stockholders):

                           (a) by mutual written consent of the Company, the
Parent, and Merger Sub;

                           (b) by the Company if Merger Sub has not purchased
shares of Common Stock pursuant to the Offer by May 31, 1998, or by either the Company or the Parent if the Merger has not been consummated by October 31, 1998, provided that the right to terminate this Agreement under this clause (b) will not be available to any party that, at the time of termination, is in material breach of its obligations under this Agreement;

                           (c) by either the Company or the Parent if any
applicable domestic law, rule, or regulation makes consummation of the Offer or the Merger illegal or if any judgment, injunction, order, or decree of a court or governmental agency or authority of competent jurisdiction restrains or prohibits the consummation of the Offer or the Merger, and such judgment, injunction, order, or decree has become final and nonappealable;

                           (d) by either the Company or the Parent if the
stockholder approval referred to in Section 8.01(a) has not been obtained at the Merger Meeting; provided that, the right to terminate this Agreement pursuant to this Section 9.01(d) will not be available (i) to the Company if it has not performed its obligations under Section 5.05 or (ii) to the Parent if it has not performed its obligations under the last sentence of Section 6.02;

                           (e) by either the Company or the Parent if the Offer
terminates without the purchase of shares of Common Stock thereunder; provided that, the right to terminate this Agreement pursuant to this Section 9.01(e) will not be available (i) to the Parent, if Merger Sub has breached its obligations under Section 1.01(a), or (ii) to any party whose willful failure to perform any of its obligations under this Agreement results in the failure of any of the Offer Conditions or if the failure of any such Offer Conditions results from facts or circumstances that constitute a material breach of the representations or warranties of such party under this Agreement;

                           (f) prior to the purchase of shares of Common Stock
by Merger Sub pursuant to the Offer, by the Parent if (i) the Company violates its obligations under Section 5.03 in any material respects and thereafter any Person publicly makes a Company Acquisition Proposal or (ii) the Board of Directors of the Company does not publicly recommend in the Schedule 14D-9 that the Company's stockholders accept the Offer and tender their shares of Common Stock pursuant to the Offer and approve the Merger and adopt the Agreement, or if the Board of Directors of the Company withdraws, modifies, or changes such recommendation in any manner materially adverse to the Parent; or

                           (g) by the Company if the Company receives an
unsolicited Company Acquisition Proposal that the Board of Directors of the Company determines in good faith, after consultation with its legal and financial advisors, is likely to lead to a merger, acquisition, consolidation, or similar transaction that is more favorable to the stockholders of the Company than the transactions contemplated by this Agreement; provided that the Company has given the Parent at least five days notice of the material terms of such Company Acquisition Proposal and such termination will not be effective until the Company has paid the Termination Fee, if and to the extent required under
Section 10.04(b), to the Parent either by delivery of a certified or bank check payable to the Parent or by wire transfer to an account designated in writing by the Parent, at the Company's option.

SECTION 9.02.              Effect of Termination.

                           If this Agreement is terminated and the Offer and the
Merger are abandoned pursuant to Section 9.01, no party to this Agreement (or any of its directors, officers, employees, agents, or advisors) will have any liability or further obligation to any other party except (a) that the agreements contained in Section 10.04, in the last sentence of Section 5.02, and in the Confidentiality Agreement will survive the termination hereof and (b) that nothing herein will relieve any party from liability for any breach of the covenants, representations, or warranties made by it in this Agreement.


                                    ARTICLE X
                                  MISCELLANEOUS

SECTION 10.01.             Notices.

                           All notices, requests, and other communications to
any party hereunder will be in writing (including telecopy) and will be given, if to the Parent or Merger Sub, to:

                           Fabri-Centers of America, Inc.
                           5555 Darrow Road
                           Hudson, OH  44236
                           Attention:  Mr. Brian P. Carney
                                       Executive Vice President and Chief
                                       Financial Officer
                           Fax: (330) 463-6675

                           with a copy to:

                           Thompson Hine & Flory LLP
                           3900 Key Tower
                           127 Public Square
                           Cleveland, OH  44114-1216
                           Attention: James R. Carlson
                           Fax: (216) 566-5800

         if to the Company, to:

                           House of Fabrics, Inc.
                           13400 Riverside Drive
                           Sherman Oaks, CA  91423-2598
                           Attention: Mr. Donald L. Richey
                                      President and Chief Executive Officer
                           Fax: (818) 385-2390

                           with a copy to:

                           O'Melveny & Myers LLP
                           400 South Hope Street
                           Los Angeles, CA  90071-2899
                           Attention: Richard A Boehmer, Esq.
                           Fax: (213) 669-6407

or to such other address or telecopy number as such party may hereafter specify for the purpose by notice to the other parties. Each such notice, request, or other communication will be effective upon receipt.

SECTION 10.02.             Survival.

                           None of the representations and warranties,
agreements, and other provisions contained in this Agreement or in any certificate or other writing delivered pursuant to this Agreement, other than Article I and Sections 6.01, 6.03, and 10.04, will survive the Effective Time.

SECTION 10.03.             Amendments; No Waivers.

                           (a) Subject to the applicable provisions of Delaware
Law and Section 1.01(e) of this Agreement, any provision of this Agreement may be amended or waived prior to the Effective Time if, and only if, such amendment or waiver is in writing and duly executed and delivered, in the case of an amendment, by the Company, the Parent, and Merger Sub or, in the case of a waiver, by the party against whom the waiver is to be effective.

                           (b) No failure or delay by any party in exercising
any right, power, or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.

SECTION 10.04.             Fees and Expenses.

                           (a) Subject to paragraph (b) of this Section, all
costs and expenses incurred in connection with this Agreement will be paid by the party incurring the costs and expenses.

                           (b) If (i) any Person publicly makes a Company
Acquisition Proposal and thereafter this Agreement is terminated pursuant to
Section 9.01(d), (ii) any Person publicly makes a Company Acquisition Proposal and thereafter this Agreement is terminated pursuant to Section 9.01(e) because an insufficient number of shares of Common Stock are tendered in the Offer,
(iii) this Agreement is terminated by the Parent pursuant to Section 9.01(f), or
(iv) this Agreement is terminated by the Company pursuant to Section 9.01(g), then the Company will reimburse the Parent and Merger Sub for all of their reasonable documented out-of-pocket expenses and fees actually incurred by the Parent in connection with the transactions contemplated by this Agreement prior to the termination of this Agreement, including, without limitation, all reasonable fees and expenses of counsel, financial advisors, accountants, and environmental and other experts and consultants to the Parent and Merger Sub ("Transaction Costs"); except that, the Company will not be required to reimburse the Parent or Merger Sub for Transaction Costs in excess of $750,000 in the aggregate.

                           Notwithstanding the preceding paragraph, if (i) any
Person publicly makes a Company Acquisition Proposal and thereafter this Agreement is terminated pursuant to Section 9.01(d) and within 12 months after termination the Company agrees to or consummates any Company Acquisition Proposal, (ii) any Person publicly makes a Company Acquisition Proposal and thereafter this Agreement is terminated pursuant to

Section 9.01(e) because an insufficient number of shares of Common Stock are tendered in the Offer and within 12 months after termination the Company agrees to or consummates any Company Acquisition Proposal, (iii) this Agreement is terminated by the Parent pursuant to Section 9.01(f), or (iv) this Agreement is terminated by the Company pursuant to Section 9.01(g), then, in addition to reimbursing the Parent and Merger Sub for their Transaction Costs, the Company will pay to the Parent a fee of $750,000 ("Termination Fee"). The Termination Fee will be payable by delivery of immediately available funds at the time of termination, in the case of termination under clause (iii) or (iv) of the preceding sentence, or immediately prior to the earlier of the agreement with respect to, or the consummation of, the Company Acquisition Proposal, in the case of termination under clause (i) or (ii). If the Parent is required to file suit to seek the Termination Fee, and it ultimately succeeds on the merits, it will be entitled to all expenses, including reasonable attorneys' fees, that it has incurred in enforcing its rights under this Section 10.04.

                           (c) If the Parent receives a Termination Fee under
circumstances in which a Termination Fee is payable, neither the Parent, Merger Sub, nor any of their affiliates will assert or pursue in any manner, directly or indirectly, any claim or cause of action against the Company or any of its directors, officers, employees, agents, or representatives based in whole or in part upon its or their receipt, consideration, recommendation, or approval of a Company Acquisition Proposal, including the Company's exercise of its right of termination of this Agreement under Section 9.01(g).

SECTION 10.05.             "Knowledge" of the Company.

                           For purposes of this Agreement, unless otherwise
expressly provided where the term is used, "knowledge" of the Company will be deemed to mean the actual knowledge of any director or executive officer of the Company.

SECTION 10.06.             Successors and Assigns.

                           The provisions of this Agreement will be binding upon
and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate, or otherwise transfer any of its rights or obligations under this Agreement without the written consent of the other parties.

SECTION 10.07.             Governing Law.

                           The interpretation, validity, and enforceability of
this Agreement will be governed by the law of the State of Ohio without regard to principles of conflict of laws that would apply the laws of any other jurisdiction.

SECTION 10.08.             Counterparts; Effectiveness.

                           This Agreement may be signed in any number of
counterparts, each of which will be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement will become effective when each party has received counterparts hereof signed by all of the other parties.

SECTION 10.09.             Entire Agreement.

                           This Agreement, the Company Disclosure Schedule, the
Parent Disclosure Schedule, and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements, both written and oral, among the parties with respect to the subject matter of this Agreement. No representation, warranty, or inducement not set forth herein has been made or relied upon by any party. Neither this Agreement nor any provision hereof is intended to confer upon any Person other than the parties any rights or remedies, except that the provisions of Article I are intended for the benefit of the Company's stockholders and holders of Company Options and Series B Warrants, and the provisions of Section
6.01 and 6.03 are intended for the benefit of present and former directors, officers, employees, and agents of the Company.

SECTION 10.10.             Headings.

                           The headings contained in this Agreement are for
reference purposes only and will not in any way affect the meaning or interpretation of this Agreement.

SECTION 10.11.             Severability.

                           If any term or other provision of this Agreement is
invalid, illegal, or unenforceable, all other provisions of this Agreement will remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby is not affected.

SECTION 10.12.             Specific Performance.

                           Except as set forth in Section 10.04(c), the parties
agree that irreparable damage would occur if any of the provisions of this Agreement is not performed in accordance with the terms hereof and that the parties will be entitled to specific performance of the terms hereof in addition to any other remedies at law or in equity.

                           IN WITNESS WHEREOF, the parties have caused this
Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                FABRI-CENTERS OF AMERICA, INC.


                                By: /s/ Brian P. Carney
                                   --------------------------------------------
                                   Name: Brian P. Carney
                                   Title: Executive Vice President and
                                             Chief Financial Officer

                                FCA ACQUISITION CORPORATION


                                By: /s/ Brian P. Carney
                                   --------------------------------------------
                                   Name: Brian P. Carney
                                   Title: Executive Vice President and
                                             Chief Financial Officer

                                HOUSE OF FABRICS, INC.


                                By: /s/ Donald L. Richey
                                    -------------------------------------------
                                   Name: Donald L. Richey
                                   Title: President and Chief Executive Officer

                             INDEX OF DEFINED TERMS

                                                                     Page No.
                                                                     --------
Acquisition Agreement......................................................33
Affiliate..................................................................16
Agreement...................................................................1
Cash Payment................................................................7
Closing.....................................................................5
Code.......................................................................16
Common Stock................................................................1
Company.....................................................................1
Company Acquisition Proposal...............................................33
Company Benefit Arrangement................................................16
Company Disclosure Schedule................................................10
Company Employee Plans.....................................................16
Company Financial Statements...............................................12
Company Material Adverse Effect............................................50
Company Option..............................................................7
Company Permits............................................................15
Company Preferred Stock....................................................10
Company Real Property......................................................22
Company SEC Reports........................................................12
Company Store Leases.......................................................22
Confidentiality Agreement..................................................32
Continuing Directors........................................................4
Contracts..................................................................14
D&O Insurance..............................................................36
Delaware Law................................................................4
Dissenting Stockholder......................................................8
DLJ.........................................................................3
Effective Time..............................................................5
Environmental Requirement..................................................24
ERISA......................................................................16
Exchange Act................................................................2
Exchange Agent..............................................................6
Exchange Fund...............................................................6
Expiration Date.............................................................1
F.M. Roberts................................................................7
Hazardous Material.........................................................24
HSR Act....................................................................10
Indemnified Party..........................................................36
Intellectual Property Rights...............................................24
knowledge..................................................................44

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



Lien.......................................................................10
Merger......................................................................4
Merger Consideration........................................................5
Merger Meeting.............................................................34
Merger Sub..................................................................1
Merger Sub Common Stock.....................................................5
Minimum Condition..........................................................50
October 1997 Balance Sheet.................................................12
Offer.......................................................................1
Offer Conditions............................................................1
Offer Documents.............................................................2
Parent......................................................................1
Parent Disclosure Schedule.................................................27
Parent Financial Statements................................................29
Parent Material Adverse Effect.............................................50
Parent SEC Reports.........................................................28
Permitted Encumbrances.....................................................22
Person......................................................................6
Refund Claim...............................................................21
Schedule 14D-9..............................................................2
SEC.........................................................................2
Securities Act.............................................................12
Series B Warrant Agreement..................................................7
Series C Warrant Agreement..................................................7
Stock Certificate...........................................................5
Subsidiary.................................................................11
Supplemental Warrant Agreement..............................................7
Surviving Corporation.......................................................4
Tax........................................................................21
Tax Return.................................................................21
Termination Fee............................................................44
Third Party Consents.......................................................38
Transaction Costs..........................................................43
Warrant Agent...............................................................7

                                LIST OF SCHEDULES


Schedule                  Designation
--------                  -----------

1.01(a)               Offer Conditions



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



                                                                SCHEDULE 1.01(a)

                                OFFER CONDITIONS

                           Merger Sub will not be required to accept for payment
or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act (relating to Merger Sub's obligation to pay for or return tendered shares after the termination or withdrawal of the Offer), to pay for any shares of Common Stock not theretofore accepted for payment or paid for pursuant to the Offer, if (1) there are not validly tendered and not properly withdrawn prior to the expiration of the Offer that number of shares of Common Stock which, when aggregated with the shares of Common Stock then owned by the Parent and any of its affiliates, represents at least a majority of the shares of Common Stock then outstanding on a fully diluted basis (the "Minimum Condition") or (2) at any time on or after the date of the Agreement and at or before the time that any shares of Common Stock are accepted for payment any of the following conditions exist:

                           (a) Any provision of any applicable domestic law or
regulation, or any judgment, injunction, order, or decree of a court or governmental agency or authority of competent jurisdiction, is in effect that makes the Offer or the Merger illegal or otherwise, directly or indirectly, prohibits or materially restrains the making of the Offer, the acceptance for payment of, payment for, or ownership, directly or indirectly, of some or all of the shares of Common Stock by Merger Sub or the Parent, makes the foregoing substantially more costly, or materially delays the Merger.

                           (b) Any consents, authorizations, orders, and
approvals of, or filings or registrations with, any governmental commission, board, or other regulatory body required in connection with the execution, delivery, and performance of the Agreement has not been obtained or made, except
(i) the filing of appropriate certificates of merger in accordance with Delaware Law, and (ii) where the failure to obtain or make any such consent, authorization, order, approval, filing, or registration is not reasonably likely to have, individually or in the aggregate, a material adverse effect on the financial condition, results of operations, or business of the Company (a "Company Material Adverse Effect"), or on the financial condition, results of operations, or business of the Parent and Merger Sub, taken as a whole (a "Parent Material Adverse Effect"), and would not render the Offer or the Merger illegal or provide a reasonable basis to conclude that the parties or their affiliates or any of their respective directors or officers will be subject to the risk of criminal liability.

                           (c) Any requirement that the Parent, Merger Sub, or
the Company (i) initiate or defend against any material pending or threatened litigation to which any governmental or regulatory authority (including the Antitrust Division of the Justice Department and the Federal Trade Commission) is a party, (ii) agree or otherwise become subject to any prohibition or material limitations on (A) the right of the Parent or the Company, as the Surviving Corporation, effectively to control or operate the business, assets, or operations of the Company following the Offer or the Merger, (B) the right of the Parent or the Company, as the Surviving Corporation, to acquire or hold the business, assets, or operations of the Company as a result of the Merger, (C) the right of Merger Sub to exercise its rights of ownership of the Common Stock purchased by it in the Offer, or the right of the Parent to exercise its rights of ownership of the Common Stock of the Company, as the Surviving Corporation, after consummation of the Merger, including but not limited to the right to vote the Common Stock on all matters properly presented to the Company's stockholders, or (iii) agree or otherwise be required requires the sale or disposition, the holding separate (through the establishment of a trust or otherwise), or the divestiture of twenty-five (25) stores or more (whether stores of the Company, the Parent, or any of the Parent's Subsidiaries).

                           (d) Any Third Party Consents required for the
consummation of the Offer have not been obtained except where the failure to obtain any such Third Party Consents is not reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect or a Parent Material Adverse Effect.

                           (e) The Company has failed to perform the obligations
to be performed by it under the Agreement at or prior to such time or any representations and warranties of the Company contained in the Agreement are not true at such time as if made at and as of such time (unless the representation or warranty is made as of a specified date, in which case such representation or warranty will be true as of such date), except to the extent that the failure to perform such obligations and the untruth of such representations and warranties is not reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect and the Parent has received a certificate signed by an executive officer and by the chief financial officer of the Company to the foregoing effect. For purposes of determining whether this condition has been satisfied, all qualifications in the representations and warranties as to materiality will be disregarded, and all qualifications as to the knowledge of the Company will be deemed to mean the knowledge of the Company at the time such certificate is signed.

                           (f) The Agreement has been terminated in accordance
with its terms.



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